UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

Annual Meeting of Shareholders

Thursday, May 19, 2005

April 1, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 10:00 a.m. CST on Thursday, May 19, 2005, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, 74103.

The matters to be voted on at the meeting are set forth in the attached notice of annual meeting of shareholders and are described in the attached proxy statement. A copy of our 2004 annual report to shareholders is also enclosed. A report on our 2004 results will be presented at the meeting.

You will notice in reading the proxy statement that J.D. Scott, President, Chief Executive Officer, and Chairman of the Board of ONEOK from January 1987 until his retirement in 1994 and a director of ONEOK since 1979, has retired from the Board of Directors. We want to express our deep appreciation to Scotty for his valuable contributions to ONEOK during his more than 50 years of service to our company.

We look forward to greeting as many of our shareholders as possible at the annual meeting. However, we know that most of our shareholders will be unable to attend the meeting. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy by signing, dating, and returning the enclosed proxy card. Shareholders whose stock is registered in their name may also authorize a proxy over the Internet or by telephone. Instructions for using these convenient services are included with the proxy statement and on the proxy card.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy as soon as possible so that you can be sure your shares will be voted.

Thank you for your continued support.

Very truly yours,

David Kyle

Chairman of the Board, President,

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2005

To the Shareholders of ONEOK, Inc.

The 2005 annual meeting of shareholders of ONEOK, Inc., an Oklahoma corporation, will be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, 74103, on May 19, 2005, at 10:00 a.m. CST, for the following purposes:

(1)	to elect four class B directors to serve a three-year term and one class C director to serve a one-year term;

(2)	to consider and vote upon the ONEOK, Inc. Equity Compensation Plan;

(3)	to consider and vote upon a proposed amendment to the ONEOK, Inc. Employee Stock Purchase Plan;

(4)	to ratify the selection of KPMG LLP as independent auditor of ONEOK, Inc., for the year ended December 31, 2005; and

(5)	to transact such other business as may properly come before the meeting or any adjournment of the meeting.

These matters are described more fully in the accompanying proxy statement.

Only shareholders of record at the close of business on March 23, 2005, are entitled to notice of and to vote at the annual meeting.

Your vote is important – as is the vote of every shareholder – and the Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, Internet and telephone voting are available. The instructions in the accompanying proxy statement and attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope.

You may revoke your proxy at any time by following the procedures in the accompanying proxy statement.

By order of the Board of Directors,

Eric Grimshaw

Secretary

Tulsa, Oklahoma

April 1, 2005

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares, via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2005 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The approximate date of the mailing of this proxy statement and accompanying proxy card is April 1, 2005.

Unless we otherwise indicate or unless the context requires otherwise, all references in this proxy statement to “we,” “our,” “us,” or the “company” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors, and acquired businesses.

VOTING METHODS

This proxy statement describes important issues affecting our company. If you were a shareholder of record at the close of business on the record date of March 23, 2005, you have the right to vote your shares in person at the meeting or to appoint a proxy through the Internet, by telephone, or by mail. The Internet and telephone methods of voting are generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. You may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by appointing a proxy via the Internet or by telephone.

When you appoint a proxy via the Internet, by telephone, or by mailing a proxy card, you are appointing David L. Kyle and John R. Barker as your representatives at the annual meeting, and they will vote your shares as you have instructed them.

To appoint a proxy, please select from the following options:

1.	Via the Internet
	a.	Go to the web site at http://www.eproxyvote.com/oke, 24 hours a day, 7 days a week.
	b.	Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.
	c.	Follow the simple instructions.
	d.	Appointing a proxy through the Internet is also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.
	e.	If you appoint a proxy via the Internet, you do not have to mail your proxy card.

2.	By telephone
	a.	On a touch-tone telephone, call toll-free 1-800-758-6973, 24 hours a day, 7 days a week.
	b.	Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.
	c.	Follow the simple recorded instructions.
	d.	Appointing a proxy by telephone is also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.
	e.	If you appoint a proxy by telephone, you do not have to mail your proxy card.

3.	By mail
	a.	Mark your selections on the proxy card.
	b.	Date and sign your name exactly as it appears on your proxy card.
	c.	Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a broker, bank, or other holder of record, you will receive instructions that you must follow in order for your shares to be voted as you instruct.

Your vote is important. Thank you for voting.

QUESTIONS AND ANSWERS

1.	Q:	Who may attend the annual meeting?

	A:	All shareholders who held shares of our common stock at the close of business on March 23, 2005, may attend. If your shares are held in the name of a broker, bank, or other holder of record, often referred to as “in street name,” bring a copy of your brokerage account statement or a proxy card which you can get from your broker, bank, or other holder of record of your shares.

2.	Q:	How do I vote?

A: You may vote in person at the meeting or you may appoint a proxy, via the Internet, by telephone, or by mail, to vote your shares. Please refer to page three of this proxy statement for a description of the voting methods available this year. If you return a signed card but do not provide voting instructions, your shares will be voted for the four proposals to be voted on at the meeting.

3.	Q:	How do I revoke my proxy?

	A:	You have the right to revoke your proxy at any time before the meeting by:

(1) notifying our corporate secretary in writing;
(2) authorizing a different proxy via the Internet;
(3) authorizing a different proxy by telephone;
(4) returning a later-dated proxy card; or
(5) voting in person.

4.	Q:	Is my vote confidential?

A:

Proxy cards, ballots, and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent which is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers, or employees, except:

(1) to meet legal requirements;

(2) to assert or defend claims for or against us; or

(3) in those limited circumstances where

(a) a proxy solicitation is contested;

(b) a shareholder writes comments on a proxy card; or

(c) a shareholder authorizes disclosure.

Both the tabulators and the inspectors of election have been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers, or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted, or making efforts to encourage shareholders to vote.

5.	Q:	How is common stock held in our Thrift Plan voted?

	A:	Thrift Plan votes receive the same confidentiality as all other shares voted. If you hold shares of our common stock through our Thrift Plan, in order for your Thrift Plan shares to be voted as you wish, you must instruct the Thrift Plan’s trustee, Bank of Oklahoma, N.A., how to vote those shares by providing your instructions electronically via the Internet, by telephone, or by mail. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation, or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in our Thrift Plan vote their shares.

6.	Q:	How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?

	A:	Although we do not know of any business to be considered at the 2005 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to David L. Kyle, our Chairman of the Board, President, and Chief Executive Officer, and John R. Barker, our Senior Vice President and General Counsel, to vote on these matters at their discretion.

7.	Q:	What shares are included on the proxy card(s)?

	A:	The shares on your proxy card(s) represent ALL of your shares, including those in our Direct Stock Purchase and Dividend Reinvestment Plan, but excluding shares held for your account by Bank of Oklahoma, N.A., as trustee for our Thrift Plan. If you do not authorize a proxy via the Internet, by telephone, or by mail, your shares, except for those held in our Thrift Plan, will not be voted. Please refer to Question #5 above for an explanation of the voting procedures for our shares held by our Thrift Plan.

8.	Q:	What does it mean if I receive more than one proxy card?

	A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card and proxy statement. Please sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

9.	Q:	What out-of-pocket costs will we incur in soliciting proxies?

	A:	Morrow & Co., Inc. will assist us in the distribution of proxy materials and solicitation of votes for a fee of $8,500, plus out-of-pocket expenses. We also reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to shareholders. We will pay all costs of soliciting proxies.

10.	Q:	Who is soliciting my proxy?

	A:	Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2005 annual meeting of shareholders. Certain of our directors, officers, and employees also may solicit proxies on our behalf in person or by mail, telephone, or fax.

OUTSTANDING STOCK AND VOTING

Voting

Only shareholders of record at the close of business on March 23, 2005, are entitled to notice of, and to vote at, the annual meeting. As of that date, 103,509,142 shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting. No other class of our stock is entitled to vote on matters to come before the meeting.

Shareholders of record may vote in person or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are submitted without voting instructions will be voted (except to the extent they constitute broker “non-votes”) (1) FOR Proposal 1 to elect the nominees for director proposed by our Board of Directors, (2) FOR Proposal 2 to approve the ONEOK, Inc. Equity Compensation Plan; (3) FOR Proposal 3 to approve an amendment to the ONEOK, Inc. Employee Stock Purchase Plan; and (4) FOR Proposal 4 to ratify the selection of KPMG LLP as our independent auditor for the year ending December 31, 2005. In connection with any other business that may properly come before the meeting, proxies will be voted in the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board. The term broker “non-votes” refers to proxies submitted by brokers that do not contain voting instructions on a particular matter.

To vote shares held through a broker, bank, or other holder of record, a shareholder must provide voting instructions to his or her broker, bank, or other holder of record. Brokerage firms, banks, and other fiduciaries are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm, bank, or other fiduciary on how to vote your shares. Under New York Stock Exchange rules, brokerage firms have discretion to vote on routine matters, such as the election of directors and ratification of our auditors, the shares of customers who fail to provide voting instructions. If you do not provide instructions to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on those routine matters (Proposals 1 and 4) being presented at our annual meeting or leave your shares unvoted but may not vote your shares on those non-routine matters (Proposals 2 and 3) being presented at the meeting.

Our stock transfer agent will be responsible for tabulating and certifying the votes cast at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. Shares for which completed proxies are submitted without voting instructions, including broker “non-votes,” and abstentions will be counted as present for purposes of determining whether there is a quorum at the annual meeting.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present in person or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given. If the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to notice and to vote at the meeting.

Matters to be Voted Upon

At the annual meeting, the following matters will be voted upon:

(1)	a proposal to elect four class B directors and one class C director as members of our Board of Directors (Proposal 1);

(2)	a proposal to approve the ONEOK, Inc. Equity Compensation Plan; (Proposal 2);

(3)	a proposal to approve an amendment to the ONEOK, Inc. Employee Stock Purchase Plan (Proposal 3);

(4)	a proposal to ratify the selection of KPMG LLP as our independent auditor for the year ending December 31, 2005, (Proposal 4); and

(5)	such other business as may properly come before the meeting or any adjournment of the meeting, although we know of no other matters that are likely to be brought before the annual meeting.

Votes Required

Proposal 1—Election of Directors. In accordance with our by-laws, directors will be elected by a plurality of the votes cast at the meeting. Accordingly, broker “non-votes” with respect to the election of directors will not be included in the tabulation of the votes cast.

Proposal 2—Approval of the ONEOK, Inc. Equity Compensation Plan. In accordance with our by-laws, approval of the proposed ONEOK, Inc. Equity Compensation Plan requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” with respect to the approval of the ONEOK, Inc. Equity Compensation Plan will not be included in the tabulation of votes cast and abstentions.

Proposal 3—Approval of an Amendment to the ONEOK, Inc. Employee Stock Purchase Plan. In accordance with our by-laws, approval of the proposal to amend the ONEOK, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” with respect to the approval of the amended ONEOK, Inc. Employee Stock Purchase Plan will not be included in the tabulation of votes cast and abstentions.

Proposal 4—Ratification of Selection of KPMG LLP as Independent Auditor. In accordance with our by-laws, approval of the proposal to ratify the selection of KPMG LLP as our independent auditor for the year ending December 31, 2005, requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” with respect to the ratification of the selection of KPMG LLP will not be included in the tabulation of votes cast and abstentions.

Revoking a Proxy

Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (1) delivering a proxy card bearing a later date, (2) filing with our corporate secretary a written notice of revocation (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), (3) authorizing a different proxy via the Internet or by telephone, or (4) voting in person at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

Solicitation

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow & Co., Inc. to solicit proxies for a fee of $8,500, plus out-of-pocket expenses. In addition, our officers, directors, and employees may solicit proxies on our behalf in person or by mail, telephone, and facsimile transmission, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to beneficial owners of our common stock.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

In 1999, our Board of Directors adopted corporate governance guidelines. Key areas of the guidelines are: director qualification standards, including the requirement that a majority of our directors be “independent”; director responsibilities; director access to management; director compensation; management succession; evaluation of performance of our Board; and structure and operations of our Board. Our Board periodically reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on our website at www.oneok.com and is available from our corporate secretary.

Code of Business Conduct

Since 1998, we have had a code of business conduct which applies to our directors, officers (including our principal executive and financial officers, principal accounting officer, controller, and other persons performing similar functions) and all other employees. We require all directors, officers, and employees to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work for the company. Our code of business conduct requires that our directors, officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. All directors, officers, and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct.

The full text of our code of business conduct is published on our website at www.oneok.com and is available from our corporate secretary. We intend to disclose on our web site future amendments to, or waivers from, our code of business conduct, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Complaint Procedures

The Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission require companies to have procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Board of Directors has adopted a whistleblower policy which includes such procedures. The full text of our whistleblower policy is published on our website at www.oneok.com and is available from our corporate secretary.

Director Independence

Our corporate governance guidelines provide that a majority of our Board will be “independent” under the applicable independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. These guidelines and the rules of the New York Stock Exchange provide that, in qualifying a director as independent, the Board must make an affirmative determination that the director has no material relationship with our company either directly or as a partner, shareholder, or officer of an organization that has a relationship with our company.

Our Board has affirmatively determined that its members William M. Bell, James C. Day, William L. Ford, Bert H. Mackie, Pattye L. Moore, Douglas A. Newsom, Gary D. Parker, and Eduardo A. Rodriguez have no material relationship with our company and each otherwise qualifies as “independent” under our corporate governance guidelines, our director independence guidelines, and the rules of the New York Stock Exchange. Accordingly, 73% of our Board members are independent. The Board’s determinations of director independence were made in accordance with the director independence guidelines adopted by our Board which include categorical standards of independence. The full text of our director independence guidelines is published on our website at www.oneok.com and is included in this proxy statement as Appendix A. Directors who meet these standards are considered to be “independent.”

Board and Committee Membership

Our business, property, and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and facilities, and by participating in meetings of the Board and its committees.

During 2004, the Board held eight regular meetings and one special meeting. All of our incumbent Directors attended at least 75 percent of all meetings of the Board and Board committees on which they served in 2004. In addition, all members of our Board attended our 2004 annual meeting of shareholders in Tulsa, Oklahoma on May 20, 2004. We strongly support and encourage each member of our Board to attend our annual meetings of shareholders.

The Board has four standing committees consisting of the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The table below provides the current membership of our Board and each of our Board committees. Each member of our Audit Committee, Executive Compensation Committee, and Corporate Governance Committee is independent under our corporate governance guidelines, director independence guidelines, and the rules of the New York Stock Exchange.

Director	Audit		Executive Compensation		Corporate Governance		Executive
William M. Bell	X	*					X
James C. Day	X				X
Julie H. Edwards
William L. Ford			X	*			X
David L. Kyle							X	*
Bert H. Mackie	X		X
Pattye L. Moore			X		X
Douglas A. Newsom					X	*	X
Gary D. Parker	X		X
Eduardo A. Rodriguez	X				X
Mollie B. Williford
* Chair

Our Board has adopted charters for each of its Audit, Executive Compensation, Corporate Governance, and Executive Committees. Copies of the charters of each of these committees are available on our website at www.oneok.com and from our corporate secretary. The responsibilities of our Board committees are summarized below. From time to time the Board, in its discretion, may form other committees.

The Audit Committee.    Under the terms of its charter, the Audit Committee is to meet at least four times each year, including periodic meetings held separately with each of management, our internal auditor, and our independent auditor. The Audit Committee held six meetings in 2004. The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and the independent auditor. In addition, the Committee is responsible for:

•	appointing, compensating, retaining, and overseeing our independent auditor;

•	reviewing the scope, plans, and results relating to our internal and external audits and our financial statements;

•	reviewing our financial condition;

•	monitoring and evaluating the integrity of our financial reporting processes and procedures;

•	assessing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, accounting and disclosure controls;

•	reviewing our policies on ethical business conduct and monitoring our compliance with those policies; and

•	monitoring our litigation and legal costs.

Our independent auditor reports directly to our Audit Committee. All members of our Audit Committee are “independent” under the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that William M. Bell, chair of our Audit Committee, is a financial expert under the applicable rules of the Securities and Exchange Commission.

The Executive Compensation Committee.    Our Executive Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our officers. This responsibility includes:

•	discharging the Board’s responsibilities relating to compensation, benefits, and personnel administration of our employees;

•	evaluating the performance, and recommending to the Board the compensation of our Chief Executive Officer and principal executive officers and such other officers as the committee may determine;

•	reviewing our executive compensation programs to ensure the attraction, retention, and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives, and to align their interests with the long-term interests of our shareholders; and

•	reviewing and making recommendations to the Board on executive and director compensation, personnel policies, programs, and plans.

The Committee employs a compensation consultant to assist in the evaluation of the compensation of our Chief Executive Officer and other officers. The compensation consultant reports directly to the Committee. For more information on executive compensation, see the 2005 Report of the Executive Compensation Committee included elsewhere in this proxy statement. Under the terms of its charter, the Executive Compensation Committee is to meet at least two times each year. The Committee held five meetings in 2004.

The Corporate Governance Committee.    Our Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function, and needs of the Board. This responsibility includes:

•	identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our by-laws;

•	making recommendations to the Board with respect to electing directors and filling vacancies on the Board;

•	reviewing and making recommendations to the Board with respect to the organization, structure, size, composition, and operation of the Board and its committees;

•	adopting plans and policies for management succession and development, and an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates; and

•	reviewing and making recommendations with respect to other corporate governance matters.

Under the terms of its charter, the Corporate Governance Committee is to meet at least two times each year. The Committee held five meetings in 2004.

The Executive Committee.    In the intervals between meetings of our Board of Directors, the Executive Committee may, except as otherwise provided in our certificate of incorporation, exercise the powers and authority of the Board in the management of our property, affairs, and business. The function of this committee is to act on major matters where it deems action appropriate, providing a degree of flexibility and ability to respond to time-sensitive business and legal matters without calling a special meeting of our full Board. This committee reports to the Board at its next regular meeting on any actions taken. The Committee did not meet in 2004.

Director Nominations

Our corporate governance guidelines provide that the Board is responsible for nominating candidates for Board membership, and delegates the screening process to the Corporate Governance Committee of the Board. This Committee, with recommendations and input from the Chairman of the Board and Chief Executive Officer and other directors and, to the extent provided, from shareholders, will evaluate the qualifications of each director candidate and assess the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. This Committee is responsible for recommending to the full Board candidates for nomination by the Board for election as members of our Board.

Candidates for nomination by the Board, including candidates recommended by our shareholders, must be committed to devote the time and effort necessary to be productive members of the Board and should possess the level of education, experience, sophistication, and expertise required to perform the duties of a member of a Board of Directors of a public company of our size and scope. In nominating candidates, the Board will endeavor to establish director diversity in personal background, race, gender, and age. The Board also seeks to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; industry knowledge; crisis response; leadership; strategic vision; law; and corporate relations.

The Corporate Governance Committee’s charter provides that the Committee has the responsibility, in consultation with our Chairman of the Board and Chief Executive Officer, to search for, recruit, screen, interview, and select candidates for new directors as necessary to fill vacancies or the additional needs of the Board, and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, the Committee determines, as necessary, the portfolio of skills, experience, diversity, perspective, and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic, and market environments. The Committee has also in the past retained a third-party search consultant to assist the Committee from time to time in identifying and evaluating director candidates.

Our corporate governance guidelines contain a policy regarding the Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2006 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices no later than September 30, 2005. The letter should include, in addition to the name, address, and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the Securities Exchange Commission), the prospective candidate’s name and address, a listing of the prospective candidate’s background, qualifications and relationships with our company, and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the New York Stock Exchange and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The Committee evaluates prospective candidates recommended by shareholders for nomination by our Board in light of the factors set forth above.

Neither the Committee, the Board, nor our company itself discriminates in any way against prospective candidates for nomination by the Board on the basis of age, sex, race, religion, or other personal characteristics. There are no differences in the manner in which the Committee or the Board evaluates prospective candidates based on whether or not the prospective candidate is recommended by a shareholder.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our by-laws shareholders may themselves nominate candidates for election at an annual shareholders meeting. Any shareholder who desires to nominate candidates for election as directors at our 2006 annual meeting must follow the procedures set forth in our by-laws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices no earlier than 90 days and no later than 60 days before our 2006 annual meeting, so long as we announce the date of our 2006 annual meeting at least 70 days prior to the date of such meeting. Otherwise, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed or the day on which public announcement is made. In accordance with our by-laws, a shareholder notice must contain certain information, including, as to such person whom the shareholder desires to nominate for election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of our shares which are beneficially owned by such person on the date of such shareholder’s notice; and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required under the applicable rules of the Securities and Exchange Commission, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected. In addition, as to the shareholder giving the notice, the notice must set forth the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee, and the class and number of our shares which are beneficially owned by such shareholder on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominee on the date of such shareholder’s notice.

Director Compensation

A director who is also an officer or employee receives no compensation for his or her service as a director or as a member of a committee of our Board.

Compensation for our non-management directors for the year ended December 31, 2004, consisted of an annual cash retainer of $25,000, a stock retainer of 2,000 shares of our common stock, and meeting fees of $1,500 for each Board or committee meeting attended in person or $750 for each Board or committee meeting attended by telephone. In addition, the chair of our Audit Committee received an additional annual cash retainer of $10,000 and a stock retainer of 250 shares of our common stock. Each chair of our Executive Compensation and Corporate Governance Committees received an additional annual cash retainer of $3,500 and a stock retainer of 250 shares of our common stock.

The following table sets forth the compensation paid to our directors in 2004.

2004 DIRECTOR COMPENSATION

Director	Annual Board/Committee Retainer(1)(2)	Board Meeting Fees	Committee Meeting Fees	Total
William M. Bell	$112,700	$12,750	$11,250	$136,700
James C. Day	$92,030	$9,000	$7,500	$108,530
Julie H. Edwards (3)	$92,030	$9,000	$—	$101,030
William L. Ford	$104,034	$12,750	$9,750	$126,534
Bert H. Mackie	$92,030	$12,750	$18,750	$123,530
Pattye L. Moore	$92,030	$12,000	$13,500	$117,530
Douglas Ann Newsom	$104,034	$12,750	$10,500	$127,284
Gary D. Parker	$92,030	$12,750	$18,750	$123,530
Eduardo A. Rodriguez (4)	$91,030	$9,000	$8,250	$108,280
J. D. Scott (5)	$69,480	$12,750	$14,250	$96,480
Mollie B. Williford (6)	$92,030	$12,000	$3,000	$107,030
All directors as a group:	$1,033,458	$127,500	$115,500	$1,276,458

(1)	Includes the value of 2,000 shares of our common stock issued to each director and the value of 250 shares of our common stock issued to each director who serves as chair of a Board committee, in each case based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date of issue.

(2)	Includes an additional four month pro-rated cash and stock retainer payment made in May 2004 to each member of our Board, except for Mr. Rodriguez, to align the payment of retainers to the director election cycle.

(3)	Ms. Edwards is not a member of any Board Committees.

(4)	Mr. Rodriguez’s annual Board retainers were pro-rated to reflect his election to the Board on April 2004.

(5)	Mr. Scott retired from the Board effective December 28, 2004.

(6)	Fees earned while Ms. Williford was a member of two Board Committees on which she previously served. Ms. Williford is not currently a member of any Board Committee.

Non-employee directors may defer all or a part of their annual cash retainer, annual stock retainer, and meeting fees under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2004, approximately $605,869 of the total amount payable for directors’ fees was deferred, at the election of eight of our directors, under our Deferred Compensation Plan for Non-Employee Directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock at the fair market value on the date earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in shares of our common stock based on the fair market value on the payment date of each common stock dividend. The shares of our common stock reflected in a non-employee director’s phantom stock account are issued to the director under our Long-Term Incentive Plan on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s Corporate Bond Yield AAA Average on the first business day of the plan year, plus 100 basis points.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. We also provide business travel accident insurance for non-employee directors. The policy provides $100,000 of death or dismemberment coverage to each director.

We maintain a stock option plan for our non-employee directors under which options to purchase shares of our common stock may be granted to our non-employee directors. Options may be exercisable in full at the time of grant or may become exercisable in one or more installments. The plan also provides for restored options to be granted in the event a director surrenders shares of common stock that the director already owns in full or partial payment of the option price of an option being exercised and/or surrenders shares of common stock to satisfy withholding tax obligations incident to the exercise of an option. A restored option is for the number of shares surrendered by the optionee and has an option price equal to the fair market value of our common stock on the date on which the exercise of an option resulted in the grant of the restored option. Options are exercisable for a period of ten years after the date of grant of the option. In the event of termination of service as a non-employee director the options lapse, except in the case of retirement under the mandatory retirement provisions of our by-laws, in which case the retiring director may exercise the options at any time within three years from the date of retirement. In the event of death, the option may be exercised by the personal representative of the optionee at any time within three years from the date of death.

The following table sets forth the stock options held by our non-employee directors at December 31, 2004. No options were granted to non-employee directors during 2003 and 2004, except for Mr. Mackie, who in connection with the exercise of options held by Mr. Mackie, was granted a restored option in 2004 for 5,245 shares at an exercise price of $28.515.

DIRECTOR STOCK OPTIONS

Director	Shares Underlying Options Granted	Exercise Price	Expiration Date
William M. Bell	10,000	$23.640	01-25-11
	10,000	$17.045	01-17-12
	10,000	$17.275	01-23-13
James C. Day (1)	—	$—	—
Julie H. Edwards (1)	—	$—	—
William L. Ford	10,000	$23.640	01-25-11
	10,000	$17.045	01-17-12
	10,000	$17.275	01-23-13
Bert H. Mackie	10,000	$23.640	01-25-11
	1,225	$17.045	01-17-12
	5,245	$28.515	01-17-12
	10,000	$17.275	01-23-13
Pattye L. Moore	10,000	$18.225	02-21-12
	10,000	$17.275	01-23-13
Douglas Ann Newsom	10,000	$23.640	01-25-11
	10,000	$17.045	01-17-12
	10,000	$17.275	01-23-13
Gary D. Parker	10,000	$23.640	01-25-11
	10,000	$17.045	01-17-12
	10,000	$17.275	01-23-13
Eduardo A. Rodriguez (1)	—	$—	—
Mollie B. Williford	10,000	$19.800	05-09-13

(1)	Options were not issued to non-employee directors in 2004 or 2005. Messrs Day and Rodriguez and Ms. Edwards were not members of our board in the years in which stock options were issued.

Compensation Committee Interlocks and Insider Participation

During 2004, our Executive Compensation Committee consisted of Messrs. Ford, Mackie, and Parker, and Ms. Moore. No member of the Committee was an officer or employee of the company or any of its subsidiaries during 2004 and no member of the Committee was formerly an officer of the company or any of its subsidiaries. In addition, none of our executive officers have served as a member of a compensation committee or Board of Directors of any other entity an executive officer of which is currently serving as a member of our Board.

Other Governance Information

Executive Sessions of the Board.    The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. During 2004, the non-management members of our Board met in executive session during each of the eight regular meetings of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the non-management members of our Board, including an executive session at least once a year attended only by members of our Board who are independent under our director independence guidelines and the rules of the New York Stock Exchange. Our corporate governance guidelines provide that the chair of our Corporate Governance Committee, currently Douglas Ann Newsom, presides as the chair at executive session meetings of the non-management and independent members of our Board.

Communications with Directors.    Our Board believes that it is management’s role to speak for our company. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our company’s Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be promptly forwarded to the director or directors to whom the communication is addressed. A copy of the communication will also be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials or correspondence primarily commercial in nature or not clearly identified as interested party or shareholder correspondence.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation divides our Board of Directors into three classes (A, B, and C). Each class is elected for a term of three years with the term of one class expiring at each annual meeting of our shareholders. Our by-laws provide that a director shall retire from the Board on the director’s 73rd birthday.

Our Board currently consists of eleven members. At the annual meeting, four directors will be elected to class B for a three-year term. In April 2004, Eduardo A. Rodriguez was elected to our Board in class C. At the annual meeting, Mr. Rodriguez will stand for re-election to our Board in class C for a one-year term.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of the nominees named below, who are currently directors, unless authority to vote for the director is withheld on the proxy. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

Set forth below is certain information with respect to each nominee for election as a director and each continuing director. Your Board unanimously recommends a vote FOR each nominee.

Nominees—Class B

(term ending 2008)

James C. Day

Age 62

Director since 2004

Mr. Day has served as Chairman of the Board since 1992, and as Chief Executive Officer since 1984 of Noble Corporation, a Texas-based offshore drilling contractor. He previously served as President of Noble Corporation from 1984 to 1999. From 1983 until his election as President and Chief Executive Officer, Mr. Day served as Vice President of Noble Corporation. Mr. Day is also a director of Global Industries, Ltd. and is a trustee of The Samuel Roberts Noble Foundation, Inc. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

David L. Kyle

Age 52

Director since 1995

Mr. Kyle is the Chairman of the Board, President, and Chief Executive Officer of ONEOK, Inc. He was employed by Oklahoma Natural Gas Company in 1974 as an engineer trainee. He served in a number of positions prior to being elected Vice President of Gas Supply in 1986, and Executive Vice President in 1990 of Oklahoma Natural Gas Company. He was elected President of Oklahoma Natural Gas Company on September 1, 1994. He was elected President of ONEOK Inc. effective September 1, 1997, and was elected Chairman of the Board and appointed the Chief Executive Officer of ONEOK, Inc. August 28, 2000. Mr. Kyle is a member of the boards of directors of Bank of Oklahoma Financial Corporation and Blue Cross and Blue Shield of Oklahoma.

Bert H. Mackie

Age 62

Director since 1989

Mr. Mackie is the President and a director of the Security National Bank in Enid, Oklahoma, where he has served since 1962 in all facets of commerce banking. He is a licensed securities dealer and licensed to do business in real estate and insurance. Mr. Mackie serves as an officer or director of many educational and business organizations, including President of the Board of Trustees of the Oklahoma Foundation for Excellence, Oklahoma Academy for State Goals, Regent for Oklahoma Banking Association Intermediate School of Banking, and the Chairman of the Board of Governors of St. Mary’s Regional Medical Center. He is chairman of the Garfield County Joint Industrial Foundation and Treasurer of the Enid Economic Coalition. He serves as chairman of the Northwestern Oklahoma State University/Northern Oklahoma College Community Advisory Board.

Mollie B. Williford

Age 68

Director since 2003

Ms. Williford has been Chairman of Tulsa-based Williford Companies since 1996. The Williford Companies include: Williford Energy, which is involved in oil and gas exploration; Safety Training Systems, Inc., which builds flight simulators; and Williford Building Corporation, which holds commercial real estate. She is a trustee of The Philbrook Museum of Art in Tulsa, Oklahoma, and serves on many other community and civic boards.

Nominee—Class C

(term ending 2006)

Eduardo A. Rodriguez

Age 49

Director since 2004

Mr. Rodriguez is the Executive Vice President for Legal and Administrative Affairs at Hunt Building Corporation, a privately held company engaged in construction and real estate development headquartered in El Paso, Texas. Mr. Rodriguez also holds the positions of Chief Administrative Officer and Corporate Secretary for Hunt and serves on Hunt’s board of directors. He serves as the Chair of the Audit and Corporate Governance Committee of the Hunt board of directors. Mr. Rodriguez has been at Hunt since April 2002. Prior to joining Hunt, Mr. Rodriguez spent 20 years in the electric utility industry at El Paso Electric Company, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services and, for a limited time, its Chief Operating Officer.

Continuing Directors—Class C

(term ending 2006)

William L. Ford

Age 62

Director since 1981

Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

Douglas Ann Newsom, Ph.D.

Age 71

Director since 1982

Dr. Newsom has been a Professor within the Department of Journalism at Texas Christian University, Fort Worth, Texas, since 1969, and taught as an adjunct professor during 1968. Dr. Newsom is the director of the department’s two graduate programs and two international undergraduate programs. In addition to her teaching position, Dr. Newsom is a textbook author and public relations counselor. Dr. Newsom serves as a director of the Catholic Charities, Diocese of Ft. Worth, and on the Vestry of Trinity Episcopal Church.

Gary D. Parker

Age 59

Director since 1991

Mr. Parker, a certified public accountant, is also the majority shareholder of Moffitt, Parker & Company, Inc., and has been President of the firm since 1982. He is a director of First Muskogee Financial Corp. and the First National Bank of Muskogee, Oklahoma.

Continuing Directors—Class A

(term ending 2007)

William M. Bell

Age 69

Director since 1981

Mr. Bell is Vice Chairman of BancFirst of Oklahoma City. He joined BancFirst in April 2001, after retiring in January 2001 as President and a director of Bank One, Oklahoma, N.A. During the past forty years he has been involved in all facets of commercial banking, retail banking, mortgage banking, and real estate finance and fiduciary services. Mr. Bell served as President, Chairman, and Chief Executive Officer of Liberty National Bank and Trust Company (predecessor to Bank One).

Julie H. Edwards

Age: 46

Director since 2004

Ms. Edwards is Executive Vice President-Finance & Administration and Chief Financial Officer of Frontier Oil Corporation. She joined Frontier in 1991 and has served in several roles there. From 1985 to February 1991, she was employed by Smith Barney, Harris Upham & Co. Inc. in the Corporate Finance Department. Prior to 1985, she was employed by Amerada Hess Corporation and American Ultramar, Ltd., oil and gas companies, as a geologist. Ms. Edwards is a member of the board of directors of NATCO Group Inc., an oilfield service company.

Pattye L. Moore

Age 47

Director since 2002

Ms. Moore is a business strategy and communications consultant. In addition to serving on the ONEOK Board of Directors, she also serves on the board of directors for Sonic Corp. Ms. Moore was the president of Sonic from January 2002 to November 2004 and held numerous senior management positions during her 12-year tenure at Sonic, including executive vice president, senior vice president-marketing and brand development, and vice president-marketing. She is the immediate past chair of the Arthritis Foundation’s National Board of Directors and serves on the board of directors of its Oklahoma chapter. Ms. Moore is also on the professional advisory board for the Gaylord College of Journalism at the University of Oklahoma.

PROPOSAL 2—APPROVAL OF THE ONEOK, INC. EQUITY COMPENSATION PLAN

This proposal relates to the approval of a new incentive plan titled the ONEOK, Inc. Equity Compensation Plan (the “Plan”). Our Board of Directors adopted the Plan, subject to shareholder approval, on February 17, 2005. The purposes of the Plan are to enable us to attract, retain, motivate, and reward our eligible employees and non-employee directors and to give them an interest parallel to the interests of our shareholders generally. A description of the Plan is set forth immediately below under the heading “General Information About the Plan.”

Upon shareholder approval, the Plan will replace the currently existing ONEOK, Inc. Long-Term Incentive Plan, as amended, that was approved by our shareholders in 1995 (the “1995 Plan”). The 1995 Plan will continue in effect with respect to awards then outstanding under the 1995 Plan and with respect to the remaining shares reserved for issuance under the 1995 Plan.

The Plan contains a number of provisions that our Board believes are consistent with the interests of shareholders and sound corporate governance practices. These provisions, as further described below, include:

•	limitations on grants and awards;

•	prohibitions on loans;

•	prohibitions of “reload” options; and

•	prohibitions on repricings.

The total number of shares of our common stock available for issuance under the new Plan will be in addition to the approximately 888,000 shares remaining available for issuance under the 1995 Plan. The shares available under the Plan, together with the shares remaining available for grant under the 1995 Plan, including shares issuable upon exercise of options currently outstanding under the 1995 Plan, will result in shareholder dilution of less than 6.5%. In addition, grants under our 1995 Plan historically have been less than 2% of our outstanding shares of common stock annually. We believe that adoption of the new Plan is in the best interests of our company and our shareholders.

General Information About the Plan

The following is a summary of the material features of the Plan. This summary is subject to and qualified by reference to the actual text of the Plan, a complete copy of which is attached as Appendix B to this Proxy Statement.

Administration of the Plan.    The Executive Compensation Committee (the “Committee”) of our Board will administer the Plan. The Committee members must be non-employee directors, must be independent under New York Stock Exchange listing standards and must be “outside directors” under applicable Internal Revenue Service regulations. The Committee will have full power and authority to interpret, administer, construe, and to issue awards under the Plan.

Effective Date and Duration of the Plan.    The Plan will be effective February 17, 2005 (the date of adoption of the Plan by our Board) if shareholders approve the Plan within one year of that date. If the Plan is not so approved, then the Plan (and any stock incentives granted under the Plan) will be null and void. If the Plan is approved, it will remain in effect until its termination date (February 17, 2015), or until the Plan is sooner terminated by our Board. In no event will stock incentives be granted under the Plan more than ten (10) years from the date the Plan was adopted by our Board.

Eligibility for Participation in the Plan.    Employees eligible to participate in the Plan consist of any employee, including any officer or director who is an employee, who the Committee determines is in a position to contribute significantly to our growth and profitability or to perform services of major importance to us. With respect to non-employee directors, the Committee will grant director stock awards, but no other forms of stock incentive awards. Non-employee directors will not receive incentive stock options under the Plan. As of March 1, 2005, a total of approximately 294 employees and 10 non-employees directors, were eligible to participate in the Plan.

Shares Available Under the Plan.    The maximum number of shares of our common stock authorized to be issued or transferred under the Plan is 3,000,000 shares, subject to the adjustments and restoration provisions in the Plan. The maximum number of shares that may be issued or transferred under the Plan will be reduced only by the number of shares actually issued to a participant. For example, shares subject to issuance under the Plan that cease to be issuable will be treated as not having been issued and may again be the subject of future grants of stock incentive awards. In addition, if the exercise price of an option is paid by surrendering shares of our common stock, only the net number of shares issued pursuant to such an option exercise will be charged against the number of shares issued under the Plan. To the extent that stock incentive awards are settled or paid in cash, shares subject to those stock incentive awards will not be considered to have been issued and will not be applied against the maximum number of shares authorized to be issued or transferred under the Plan.

Limitations.    In addition to the limitation on the overall maximum number of shares that may be issued under the Plan, the Plan also includes other limitations on the number of shares and amounts of cash that may be awarded under the Plan. In particular, (i) the maximum number of shares with respect to which options or stock appreciation rights may be granted to any employee in any plan year is 500,000, (ii) the maximum number of shares with respect to which stock incentive awards other than options or stock appreciation rights may be granted to any employee in any plan year is 500,000, (iii) the maximum aggregate number of shares and the maximum dollar amount that may be issued or paid as performance stock incentive awards to any employee in any plan year are 500,000 shares and $10,000,000, respectively, (iv) the maximum aggregate number of shares with respect to which time-lapse restricted stock incentive awards may be granted is 1,200,000, (v) the maximum number of shares of our common stock that may be issued through the granting of incentive stock options is 1,000,000, and (vi) the exercise of incentive stock options is subject to the calendar year dollar limitations as provided in the Plan and applicable provisions of the federal tax code and Internal Revenue Service regulations.

Prohibition on Loans.    The Sarbanes-Oxley Act of 2002 prohibits (subject to limitations) public companies from making or arranging personal loans to their executive officers and directors. The Committee will not, without prior approval of shareholders, grant any stock incentive award that provides for the making of a loan or other extension of credit, directly or indirectly, by us or the Plan to an employee or other participant in connection with the grant or payment of the stock incentive award.

Prohibition on Reloads.    The Committee will not, without prior approval of shareholders, grant any options containing any provision pursuant to which the optionee is to be granted a restored or reload option of any kind by reason of the exercise of all or part of an option by paying all or part of the exercise price of such option by surrendering shares of our common stock.

Prohibition on Repricings.    The Committee will not, without prior approval of shareholders, cancel any outstanding option in order to reissue an option in its place at a lower exercise price, or otherwise take any action that would reduce or have the effect of reducing the exercise price of any outstanding option.

Written Instrument.    All awards granted under the Plan (including stock bonus awards, performance stock awards, performance unit awards, restricted stock awards, restricted unit awards, options, and stock appreciation rights) must be evidenced in writing as the Committee determines. Such written evidence must contain the terms and conditions of the grant, consistent with the Plan, and must incorporate the Plan by reference.

Amendment or Termination of the Plan.    The Plan may be amended or terminated by our Board without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law. When the Plan terminates, it will remain in effect for administration of any incentives outstanding at the time of termination.

Awards Under the Plan

Stock Bonus Awards.    Stock bonus awards may be granted in the form determined by the Committee, including performance stock awards, performance unit awards, restricted stock awards, or restricted unit awards. A performance stock award is the grant of shares of our common stock, the delivery of which is subject to specified performance goals. A performance unit award is a stock incentive providing for a grant of units representing an amount of cash, stock, or a combination of cash and stock to be distributed in the future if specified performance goals are met. A restricted stock award is an award of shares of our common stock that is subject to forfeiture and restrictions on transferability until either specified continued employment, performance goals, or both, are met. A restricted unit award is an award of units representing cash or stock that is subject to forfeiture and restrictions on transferability until either specified continued employment, performance goals, or both, are met. Time-lapsed restricted stock is a restricted stock award, restricted unit award, or any other stock award which is based solely on continued employment with us for a specified period of time.

Stock Options.    The Committee may grant eligible employees options (which may be incentive stock options or non-statutory stock options). An incentive stock option is an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A non-statutory stock option (or non-qualified stock option) is an option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Internal Revenue Code. The term of an incentive stock option or a non-statutory stock option will not exceed ten years from the date of granting of the option. The purchase price per share with respect to any option under the Plan will be not less than 100% of the fair market value of a share of our common stock on the date the option is granted. The security underlying options issued under the Plan is our common stock. The closing price of our common stock on the New York Stock Exchange was $29.95 per share on March 23, 2005. Each option granted under the Plan becomes exercisable in accordance with the specific terms and conditions of the option, as determined by the Committee. The Committee may accelerate the date on which an option becomes exercisable, and we may not receive additional consideration in exchange for such acceleration. Each option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the option.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights to eligible employees on terms and conditions determined by the Committee. A stock appreciation right is a right granted to a participant to receive (upon exercise of the right) an amount not exceeding the fair market value of our common stock on the date the right is exercised less the base price of our common stock on the date the right is granted. The base price of a freestanding stock appreciation right must be at least 100% of the fair market value of our common stock on the date of the grant. A stock appreciation right may be settled or paid in cash, shares of common stock, or a combination of each, in accordance with its terms. Each stock appreciation right will be exercisable or be forfeited or expire on such terms as the Committee determines. The Committee may grant stock appreciation rights as freestanding stock incentives or in tandem with options.

Non-Employee Director Stock Awards.    Non-employee directors may receive a portion of their director fees in our common stock. In addition, directors may elect to receive the remainder of their fees in cash or in shares of our common stock. Such shares are issued at the fair market value of our common stock on the applicable determination date.

Performance Stock Incentives

Performance stock incentive awards (including performance stock awards, performance unit awards, restricted stock awards, and restricted unit awards) may be granted or vest subject to the satisfaction of performance goals determined by the Committee. Performance goals will be designed to support our business strategy and align the interests of participants with the interests of our shareholders. Performance goals may be based on one or more business performance criteria that apply to a participant, one or more business units, subsidiaries, divisions or sectors of the company, or the company as a whole and, if so determined by the Committee, by comparison with a designated peer group of companies or businesses. Performance stock incentives may be settled or paid in shares of our common stock, cash, or a combination of each.

Change in Control Provisions

Outstanding stock incentive awards (including stock bonus awards, performance stock awards, performance unit awards, restricted stock awards, restricted unit awards, options, and stock appreciation rights) will generally become exercisable, vested, and payable upon a change in control of the company.

New Plan Benefits

Grants and awards under the Plan are discretionary and the Committee has not yet determined to whom awards will be made and the terms and conditions of such benefits to be delivered under the Plan to any individual or group of individuals.

Transferability Provisions

The Plan generally restricts the transfer of stock incentive awards, except transfers by will or the laws of descent and distribution or to a beneficiary designated by the participant or to members of the participant’s immediate family or to a family trust.

Federal Income Tax Consequences

The following is only a brief summary of the U.S. federal income tax consequences to a recipient and the company of a stock incentive award and to the company, and does not discuss the effect of income tax law of any other jurisdiction (such as state income tax law) in which the recipient may reside.

Restricted Stock and Units.    Employees granted restricted stock awards, restricted stock unit awards, and performance stock awards under the Plan generally recognize as taxable income the fair market value of restricted stock, restricted stock units, and performance stock awards on the date the restricted or performance period ends. The company is entitled to a corresponding federal income tax deduction at the same time. Any dividends or dividend equivalents paid to an employee during the restricted period are taxable compensation to the employee and are deductible by the company.

Stock Options.    Stock options may be granted in the form of incentive stock options or non-statutory stock options. Incentive stock options granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Internal Revenue Code if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option or non-statutory stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the holder of the option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Any additional amount realized will be taxed as capital gain. At the time of exercise of a non-statutory stock option the holder of the option will realize taxable compensation income in an amount of the spread between the exercise price of the option and the fair market value of the stock acquired on the date of exercise. The company will generally be entitled to a deduction for federal income tax purposes at the time any compensation income is realized by the holder of an option, in an amount equal to the amount of compensation income realized by the holder.

Stock Appreciation Rights.    Upon the exercise of a stock appreciation right an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of stock acquired pursuant to the exercise. The company will be entitled to a federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a stock appreciation right.

Internal Revenue Code Section 162(m).    Subject to shareholder approval of the Plan, compensation deemed paid by the company to individuals who are granted awards or options under the Plan may qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and may not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the federal income tax deduction by the company of compensation paid by it to certain executive officers of the company. The $1,000,000 limitation does not apply to compensation deemed paid with respect to those awards or options that qualify as performance-based compensation.

Vote Required and Board Recommendation

We are committed to delivering value to our shareholders and we firmly believe in long-term, stock-based incentives for our executives and key employees. Stock-based incentives align the interests of our employees with the interests of our shareholders and help us to attract and retain qualified and talented employees. We believe our emphasis on stock-based compensation has played a large role in our continued strong financial performance over the past several years. The 1995 Plan has only approximately 888,000 shares remaining for future grants. These shares will soon be depleted and we will no longer have a vehicle for equity grants to our executive officers and other key employees. The new Plan would make an additional 3,000,000 shares available for stock-based incentives.

We believe in granting stock incentives not only to our executives and senior management, but also to the key professional and technical employees who are responsible for our day-to-day operations. These are employees who have an impact on building shareholder value. We currently consider approximately 294 of our executive officers and key employees, who represent approximately six percent of our employees, eligible for stock-based incentive grants. We believe our equity compensation philosophy has proven to be an excellent means for aligning our employees’ interests with the interests of our shareholders.

The total shares remaining available for grant under our 1995 Plan, including shares issuable upon exercise of options currently outstanding under the 1995 Plan, together with the shares which would be available under the Plan if approved, will result in less than 6.5% shareholder dilution. In addition, the historical rate of grants under our 1995 Plan have been less than 2% of our outstanding shares of common stock annually. Accordingly, management and our Board request that you vote for our request to approve the Plan.

We have followed sound corporate governance practices and have delivered on our commitment to provide shareholder value. Without approval of the Plan, our ability to continue to attract and retain executives and key employees will be impaired. To remain competitive if the Plan is not approved, we will need to increase the cash component of compensation to our executives and key employees, which is not in line with our compensation philosophy and distances our employees’ interests from your interests as a shareholder. Your approval of the Plan is important in order to enable us to continue to retain and attract the most qualified talent in our industry.

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock voting or abstaining on this proposal at the meeting. Your Board unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 3—AMENDMENT TO THE ONEOK, INC. EMPLOYEE STOCK PURCHASE PLAN

The ONEOK, Inc. Employee Stock Purchase Plan, as amended (the “Plan”), was originally adopted by our Board of Directors in August of 1995 and approved by our shareholders in January of 1996. The Plan allows our eligible employees to purchase our common stock at a discount from the market value of the shares. The purposes of the Plan are to offer employees an inducement to acquire an ownership interest in our company on a tax-favored basis and to give employees an interest parallel to the interests of our shareholders generally.

On February 17, 2005, our Board approved an amendment to the Plan, subject to shareholder approval, increasing the number of shares available for sale under the Plan from 2,800,000 to 3,800,000 shares. At the annual meeting, shareholders will be asked to approve this increase. This increase in the number of shares would allow sufficient shares to continue to be available under the Plan to reward and motivate existing employees and to attract new employees in the future.

General Information About the Plan

The following is a summary of the material features of the Plan, including the proposed amendment. This summary is subject to and qualified by reference to the actual text of the Plan, as amended, a complete copy of which is attached as Appendix C to this Proxy Statement.

Administration of the Plan.    The Executive Compensation Committee (the “Committee”) of our Board administers the Plan. The Committee members must be members of our Board who are not officers or employees of the company. Subject to the terms and conditions of the Plan, the Committee has full power and authority to interpret, administer, construe, and approve transactions under the Plan.

Shares Available Under the Plan.    The Plan, as amended by this proposal, provides for a total of up to 3,800,000 shares of our common stock to be sold under the Plan, subject to the adjustment provisions of the Plan. These shares may be issued from treasury shares, from shares purchased on the open market or from private sources, or from our authorized, but unissued, shares.

Eligibility for Participation in the Plan.    The persons who are eligible to participate in the Plan are our employees who are designated by the Committee as participating employees, including members of our Board who are employees, whose customary employment is more than 20 hours per week and five months in a calendar year, or who meet such lesser customary employment and service requirements as the Committee may specify on a uniform and non-discriminatory basis. As of March 1, 2005, a total of approximately 4,624 employees, including all of our officers, were eligible to participate in the Plan.

Offering Periods.    The duration of each offering period is determined by the Committee, but may not exceed twenty-seven (27) months. The Committee also determines the date on which each offering period will begin. The Plan provides that, unless the Committee determines otherwise, a new offering period will begin in the first payroll period coinciding with or next following January 1 of each year and will extend until the next offering commences. The Committee may at any time suspend or accelerate the completion of an offering period, including upon or in contemplation of a change in control of the company.

Purchase Limitations Under the Plan.    An eligible employee may contribute up to a maximum of ten percent (10%) of his or her base compensation (or such lesser amount as the Committee may prescribe) for purchase of shares pursuant to the Plan. The Committee may, but is not required to, permit employee contributions to be made by means other than payroll deductions. Payroll deductions are accumulated, along with any other allowed employee contributions (e.g., lump sum contributions), to purchase shares of common stock at the end of the offering period. The Committee may allow a participant to increase, decrease, or suspend payroll deductions during an offering period or withdraw from participation in an offering at any time. If a participant’s employment terminates for any reason before the end of an offering period, his or her participation in any offering ceases immediately, and any accumulated employee contributions are paid to such participant. No participant may purchase more than $25,000 of our common stock in any offering period, measured by the average of the high and low sale prices of our common stock on the first day of the offering period.

Purchase Price.    Unless the Committee otherwise determines, the purchase price of the shares of our common stock sold in each offering period will be the lesser of (a) eighty-five percent (85%) of the fair market value of our common stock at the beginning of the offering period, or (b) eighty-five percent (85%) of the fair market value of our common stock at the end of such offering period. In its discretion, the Committee may set a higher (but not a lower) purchase price in advance of any offering period and may permit employee contributions to be made by means in addition to payroll deductions (such as lump sum payments). Under the Plan, the fair market value of a share of our common stock on a particular date is generally equal to the average of the high and low sale prices of our common stock in consolidated trading on such date as reported by The Wall Street Journal or another reputable source designated by the Committee.

Amendment or Termination of the Plan.    The Plan may be amended or terminated by our Board without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law. The provisions of the Plan that determine the amount, price, and timing of option grants to our executive officers and directors may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, unless the company’s General Counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Securities Exchange Act of 1934, as amended, for which the company intends such executive officers and directors to qualify. The Plan will continue in effect until all shares authorized to be sold thereunder have been sold, subject to the right of the Board to terminate the Plan at any earlier time.

New Plan Benefits

It is not possible to determine specific amounts that may be issued under the Plan because we cannot determine who will elect to participate in the Plan in the future, the amount that such employees will elect to contribute, or the number or price of shares that may be purchased under the Plan. As such, no information is provided concerning the benefits to be delivered under the Plan to any individual or group of individuals.

Federal Income Tax Consequences

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. As a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Internal Revenue Code. A participant in an offering under the Plan will not recognize income subject to federal income tax at the commencement of an offering period or at the time shares are purchased. No federal income tax consequences result to the company at the commencement of an offering period under the Plan, upon the subsequent purchases of common stock by participants, or upon the disposition of shares acquired under the Plan, other than with respect to a disqualifying disposition. If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period, nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to fifteen percent (15%) of the market price of the shares on such commencement date. Any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

If the shares are disposed of within either the two-year or one-year periods mentioned above (a “disqualifying disposition”), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the company.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock voting or abstaining on this proposal at the meeting. Your Board unanimously recommends a vote FOR the approval of this proposal to amend the Plan by increasing the number of shares reserved for issuance under the Plan.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of December 31, 2004, relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units, performance share units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities in Column(a)) (c)
Equity compensation plans approved by security holders (1)	3,269,020	$19.31		4,673,121	(4)
Equity compensation plans not approved by security holders (2)	260,440	$22.41	(3)	504,124	(4)

Total	3,529,460	$19.54		5,177,245

(1)	Includes stock options, restricted stock awards, restricted stock incentive units, and performance share awards granted under our Long-Term Incentive Plan. For a brief description of the material features of this plan, see Note Q of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004. Column (c) also includes 2,844,600 and 256,445 shares available for future issuance under our Thrift Plan and Employee Stock Purchase Plan, respectively.

(2)	Includes our Employee Non-Qualified Deferred Compensation Plan, Deferred Compensation Plan for Non-Employee Directors, and Stock Compensation Plan for Non-Employee Directors. For a brief description of the material features of these plans, see Note Q of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004. Column (c) also includes 24,124 shares available for future issuance under the Employee Stock Award Program.

(3)	Compensation deferred into our common stock under our Employee Non-Qualified Deferred Compensation Plan and Deferred Compensation Plan for Non-Employee Directors is distributed to participants at fair market value on the date of distribution. The price used for these plans to calculate the weighted-average exercise price in the table is $28.42, which represents the closing price of our common stock at December 31, 2004.

(4)	Securities reserved for future issuance under our Deferred Compensation Plan for Non-Employee Directors are included in shares reserved for issuance under our Long-Term Incentive Plan, which is reflected in the table as an equity compensation plan approved by shareholders.

PROPOSAL 4—RATIFICATION OF SELECTION OF KPMG LLP

AS INDEPENDENT AUDITOR

Selection of KPMG LLP

Our Board of Directors has ratified the selection by our Audit Committee of KPMG LLP to serve as our independent auditor for 2005. KPMG LLP has unrestricted access to our Audit Committee to discuss audit findings and other financial matters.

Representatives of KPMG LLP will be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Your Board unanimously recommends a vote FOR the approval of KPMG LLP’s appointment as independent auditor for 2005.

Audit and Non-Audit Fees

Audit services provided by KPMG LLP during the 2004 fiscal year included an audit of ONEOK’s consolidated financial statements, an audit of internal controls over financial reporting, audits of the financial statements of certain of our affiliates, review of equity offerings, audits of employee benefit plan financial statements, and professional services relating to tax compliance, tax planning, or tax advice.

The following table presents fees billed for audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2003 and 2004, and fees billed for other services rendered by KPMG LLP during those periods.

	2003	2004
Audit fees (1)	$1,522,989	$2,707,000
Audit related fees (2)	96,500	67,000
Tax fees (3)	19,675	51,658
All other fees	—	—

Total	$1,639,164	$2,825,658

(1)	Audit fees consisted of audit work performed in the preparation of financial statements and the audit of internal controls over financial reporting, fees for review of our interim unaudited financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and fees for special procedures related to regulatory filings.

(2)	Audit related fees consisted principally of fees for audits of the financial statements of our affiliates and employee benefit plans.

(3)	Tax fees consisted of fees for tax compliance, tax planning, or tax services.

Audit Committee Policy on Services Provided by Independent Auditor

Consistent with Securities and Exchange Commission and New York Stock Exchange policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval the services expected to be rendered during the following 12-month period for each of the following four categories of services:

1.	audit services comprised of audit work performed in the preparation of financial statements and to attest and report on management’s assessment of our internal controls over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attest services, consents and assistance with a review of documents filed with the Securities and Exchange Commission;

2.	audit related services comprised of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and employee benefit plan audits and consultation regarding financial accounting and/or reporting standards;

3.	tax services comprised of tax compliance, tax planning, and tax advice; and

4.	all other permissible non-audit services, if any, that the Audit Committee believes are routine and recurring services that would not impair the independence of the auditor. No services that would be included in this category were provided to our company by KPMG LLP in 2003 or 2004.

To the extent it deems appropriate, the Audit Committee pre-approves services in each category of services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCK OWNERSHIP

Holdings of Major Shareholders

The following table sets forth the beneficial owners of five percent or more of any class of our voting securities known to us at March 1, 2005.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Bank of Oklahoma, N.A. Trustee for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries P.O. Box 2300 Tulsa, OK 74192	6,503,025 Direct (2)	6.2%
Common Stock	Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	7,026,902(3)	6.7%
Common Stock	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	5,371,300(4)	5.2%

(1)	The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2005.

(2)	Each participant in the Thrift Plan is entitled to instruct the Trustee with respect to the voting of shares held in the participant’s account. With respect to any matter to be voted on by our shareholders, the Trustee will vote shares in a participant’s account for which the Trustee does not receive voting instructions in the same proportion as the Trustee votes shares in other accounts for which the Trustee does receive voting instructions.

(3)	Based upon the Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, in which Barclays Global Investors, NA, and certain affiliates reported that, as of December 31, 2003, Barclays Global Investors, NA, and certain affiliates, in the aggregate, beneficially owned 7,026,902 shares of ONEOK common stock and had sole voting and dispositive power over 6,526,749 shares.

(4)	Based upon the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, in which Franklin Resources, Inc. and certain affiliates reported that, as of December 31, 2004, Franklin Resources, Inc. and certain affiliates, in the aggregate, beneficially owned 5,371,300 shares of ONEOK common stock. According to the Schedule 13G/A, Franklin Advisers, Inc., an affiliate of Franklin Resources, Inc., has sole voting and dispositive power over 5,369,300 of those shares, and Fiduciary Trust Company International, an affiliate of Franklin Resources, Inc., has sole voting and dispositive power over 2,000 of those shares.

Holdings of Officers and Directors

The following table sets forth the number of shares of our common stock beneficially owned as of March 1, 2005, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table under the caption “Executive Compensation” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Directors’ Deferred Compensation Plan Phantom Stock (3)	Total of Shares of Common Stock Beneficially Owned Plus Directors’ Deferred Compensation Plan Phantom Stock	Percent of Class (4)
William M. Bell (5)	36,920	17,566	54,486	*
James C. Day (6)	4,293	102	4,395	*
Julie H. Edwards	1,333	1,380	2,713	*
William L. Ford (7)	39,957	28,960	68,917	*
John A. Gaberino, Jr. (8)	120,072	—	120,072	*
John W. Gibson	100,112	—	100,112	*
James C. Kneale (9)	202,109	—	202,109	*
David L. Kyle	475,343	—	475,343	*
Bert H. Mackie	30,077	14,846	44,923	*
Pattye L. Moore	20,100	9,022	29,122	*
Douglas Ann Newsom	35,900	3,564	39,464	*
Gary D. Parker (10)	40,126	7,094	47,220	*
Eduardo A. Rodriguez	3,282	319	3,601	*
Christopher R Skoog	129,204	—	129,204	*
Mollie B. Williford	22,688	1,262	23,950	*
All directors and executive officers as a group:	1,505,965	84,115	1,590,080	1.53%

*	Less than one percent

(1)	The business address for each of the directors and executive officers is c/o ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103-4298.

(2)	Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, shares held through our Thrift Plan, shares of restricted stock, and shares that the director or executive officer had the right to acquire within 60 days of March 1, 2005. The following table sets forth for the persons indicated the number of shares of our common stock (a) which such persons had the right to acquire within 60 days after March 1, 2005 (all such shares are issuable upon the exercise of stock options granted under our Long-Term Incentive Plan or our Stock Compensation Plan for Non-Employee Directors), (b) which are held on the person’s behalf by the Trustee of our Thrift Plan as of March 1, 2005, and (c) which are held by the person under the Long-Term Incentive Plan as restricted stock.

Executive Officer/Director	Stock Options Exercisable within 60 Days	Stock Held by Thrift Plan	Restricted Stock
William M. Bell	30,000	—	—
James C. Day	—	—	—
Julie H. Edwards	—	—	—
William L. Ford	30,000	—	—
John A. Gaberino, Jr.	57,754	26,561	6,448
John W. Gibson	52,519	4,184	11,822
James C. Kneale	102,376	34,513	13,434
David L. Kyle	182,451	75,200	53,738
Bert H. Mackie	21,225	—	—
Pattye L. Moore	20,000	—	—
Douglas Ann Newsom	30,000	—	—
Gary D. Parker	30,000	—	—
Eduardo A. Rodriguez	—	—	—
Christopher R Skoog	81,022	14,114	11,822
Mollie B. Williford	10,000	—	—
All directors and executive officers as a group:	745,570	259,496	110,160

(3)	Each share of phantom stock is equal to one share of common stock, but phantom stock has no voting or other shareholder rights.

(4)	The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2005.

(5)	Includes 1,516 shares held in the Bell Family 1982 Revocable Trust.

(6)	Held by the James and Teresa Day Family Trust – 1998.

(7)	Includes 2,745 shares owned by the 1979 Leslie A. Ford Trust, of which William L. Ford is a trustee. Mr. Ford disclaims beneficial ownership of these shares.

(8)	Includes 262 shares held by Mrs. John A. Gaberino, Jr. Mr. Gaberino disclaims beneficial ownership of these shares.

(9)	Includes 3,821 shares held by Mrs. James C. Kneale. Mr. Kneale disclaims beneficial ownership of these shares.

(10)	Includes 940 shares held by Mrs. Gary D. Parker.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of 10% or more of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers, and 10% or more shareholders during the fiscal year ended December 31, 2004, complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that the initial report on Form 3 reporting the holdings of Mr. William R. Cordes was filed late.

EXECUTIVE COMPENSATION

The following table shows the compensation for our Chief Executive Officer and each of our other four most highly compensated executive officers (the “named executive officers”) serving as such on December 31, 2004.

Summary Compensation Table

Name & Principal Position	Year	Annual Compensation (1)					Long-term Compensation (7)					All Other Compensation (4)
		Salary		Bonus			Restricted Stock Award(s)			Number of Options Awarded
D. L. Kyle (5) Chairman of the Board, President, and Chief Executive Officer	2004 2003 2002	$ $ $	750,000 700,000 700,000	$ $ $	1,450,000 836,000 992,300		$ $ $	926,671 851,000 858,500	(2) (3) (3)	69,117 109,015 125,677	(8) (9) (9)	$ $ $	96,281 101,538 42,000

J. C. Kneale (5) Executive Vice President – Finance and Administration, and Chief Financial Officer	2004 2003 2002	$ $ $	360,000 324,000 304,800	$ $ $	485,000 300,000 521,850	(6)	$ $ $	186,811 212,750 171,700	(2) (3) (3)	66,292 31,063 53,132	(8) (9) (9)	$ $ $	38,357 40,020 18,288

J. W. Gibson President – ONEOK Energy Companies	2004 2003 2002	$ $ $	300,000 300,000 300,000	$ $ $	410,000 250,000 307,800		$ $ $	171,864 187,220 171,700	(2) (3) (3)	20,185 12,189 40,000	(8) (9)	$ $ $	33,000 36,468 18,000

C. R Skoog Executive Vice President – Northern Plains Natural Gas Company	2004 2003 2002	$ $ $	300,000 300,000 300,000	$ $ $	395,000 300,000 506,300		$ $ $	171,864 187,220 171,700	(2) (3) (3)	13,024 11,000 40,000	(8)	$ $ $	36,000 48,378 18,000

J. A. Gaberino, Jr. Senior Vice President and Special Counsel to the Chairman of the Board	2004 2003 2002	$ $ $	270,000 255,000 255,000	$ $ $	225,000 135,000 174,400		$ $ $	89,680 102,120 68,680	(2) (3) (3)	27,383 18,584 33,530	(8) (9) (9)	$ $ $	24,300 25,764 15,300

(1)	The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits, which include vehicle allowances, country club dues, and costs of annual physical examinations. The aggregate amount of such perquisites and other personal benefits, if any, for the named executive officers during the fiscal year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2)	Market value of restricted stock incentive unit awards is based on the closing market price of a share of our common stock on the New York Stock Exchange on the date of grant. Restricted stock incentive units are granted under our Long-Term Incentive Plan. Each grant vests three years from the date of grant at which time the grantee is entitled to receive two-thirds of the grant in shares of our common stock and one-third of the grant in cash. Since no shares of our common stock are issued under a restrictive stock incentive unit until the unit vests, no dividends are payable with respect to restricted stock incentive units.

(3)

Market value of restricted stock awards is based on the closing market price of a share of our common stock on the New York Stock Exchange on the date of grant. Restricted stock is granted under our Long-Term Incentive Plan. Each grant vests three years from the date of grant. Dividends are paid on unvested shares of restricted stock and reinvested in additional shares of restricted stock at the average of the high and low trading prices of a share of our common stock on the New York Stock Exchange on the date the dividend is paid. Restricted stock acquired as a result of the reinvestment of dividends vests at the same time as the restricted stock, with respect to which the dividend was paid, vests. The number of shares of restricted stock acquired by the named executive officers as a result of the reinvestment of dividends, based on the dividend amounts reinvested for that stock, during 2004, 2003, and 2002 is set forth below, but not reflected in the table above.

Name	2004	2003	2002
D. L. Kyle	4,024	4,596	3,274
J. C. Kneale	903	1,022	693
J. W. Gibson	844	1,065	726
C. R Skoog	844	881	744
J. A. Gaberino, Jr.	400	466	467

The aggregate number of restricted shares (excluding fractional shares) held by the named executive officers at December 31, 2004, and the market value of these restricted shares as of that date are indicated in the table below. The market value was determined based on a per share price for our common stock of $28.42, which reflects the closing market price of a share of our common stock on the New York Stock Exchange on December 31, 2004.

Name	Aggregate Number of Restricted Shares Held at December 31, 2004	Market Value of Restricted Shares Held at December 31, 2004
D. L. Kyle	108,856	$3,093,688
J. C. Kneale	24,435	$694,443
J. W. Gibson	22,837	$649,028
C. R Skoog	22,837	$649,028
J. A. Gaberino, Jr.	10,839	$308,044

(4)	All other compensation includes amounts paid as our match under our Non-Qualified Deferred Compensation Plan, and our match under our Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries; and in the case of Mr. Kyle, service award. The respective amounts paid in 2004 were $82,860, $12,300 and $1,121 for Mr. Kyle; $26,057 and $12,300 for Mr. Kneale; $20,700 and $12,300 for Mr. Gibson; $23,700 and $12,300 for Mr. Skoog; and $12,000 and $12,300 for Mr. Gaberino.

Our Employee Non-Qualified Deferred Compensation Plan provides select employees, as approved by the Board, with the option to defer portions of their compensation and provides non-qualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. Under the plan, participants have the option to defer a portion of their salary and/or bonus compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100% vested. Short-term deferral accounts are allocated to the five year treasury bond fund. Long-term deferral accounts are allocated among various investment options, which, beginning in May 2004, do not include an option to invest in our common stock. At the distribution date, cash is distributed to participants based on the fair market value of the investment at that date.

Our Thrift Plan covers substantially all employees. Employee contributions are discretionary. Subject to certain limits, we match employee contributions to the plan.

(5)	During a portion of 2002, Messrs. Kyle and Kneale served on the board of Magnum Hunter Resources, Inc. as our representatives. Mr. Kyle resigned from the board of Magnum Hunter in March 2002, and Mr. Kneale resigned from the board of Magnum Hunter in April 2002. At the time of their resignations, Messrs. Kyle and Kneale held options to purchase a total of 38,000 and 30,000 shares of Magnum Hunter common stock, respectively, at exercise prices ranging from $2.50 to $8.44 per share. These options were forfeited in connection with their resignations from the Magnum Hunter board of directors. In June 2002, we sold our remaining shares of common stock of Magnum Hunter. We continue to hold warrants to purchase approximately 1.5 million shares of Magnum Hunter common stock.

Messrs. Kyle and Kneale received fees from Magnum Hunter for serving as our representatives on Magnum Hunters’ board of directors until their resignations in 2002. The table below shows director fees received during 2002:

2002
D. L. Kyle	$17,000
J. C. Kneale	$16,500

(6)	Includes the market value of 10,000 shares of our common stock issued to Mr. Kneale as a bonus in the amount of $178,850, based on a per share price for our common stock of $17.885, which reflects the average of the high and low trading prices of a share of our common stock on the New York Stock Exchange on March 14, 2003, the date the bonus was granted.

(7)	On January 20, 2005, our Board granted restricted stock incentive units and performance share units to the named executive officers as follows: Mr. Kyle, 40,000 restricted stock incentive units, 90,000 performance share units; Mr. Kneale, 11,000 restricted stock incentive units, 20,500 performance share units; Mr. Gibson, 8,500 restricted stock incentive units, 15,500 performance share units; Mr. Skoog, 4,500 restricted stock incentive units, 9,000 performance share units; and Mr. Gaberino, 5,000 restricted stock incentive units, 8,500 performance share units. The restricted stock incentive units granted vest three years from the date of grant at which time the grantee is entitled to receive two-thirds of the grant in shares of our common stock and one-third of the grant in cash. The performance share units granted vest three years from the date of grant at which time the holder is entitled to receive a percentage (0% to 200%) of the performance shares granted based on our total shareholder return over the period January 20, 2005, to January 20, 2008, compared to the total shareholder return of a peer group of 20 other companies, payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash.

(8)	These grants are restored options. The number of shares underlying each individual grant is described in the “Option Grants In 2004” table.

(9)	A portion of these are restored options. The number of shares underlying these awards that are restored options are as follows:

Name	Grant Year	Shares Underlying Restored Options
D. L. Kyle	2003 2002	59,015 30,677
J. C. Kneale	2003 2002	18,563 13,132
J.W. Gibson	2003	1,189
J. A. Gaberino, Jr.	2003 2002	12,584 3,530

Stock Option Grants

No options were granted in 2004 or 2003 under our Long-Term Incentive Plan except for restored options granted in connection with the exercise of options granted under the Long-Term Incentive Plan in prior years. Our stock option agreements with the named executive officers entered into prior to 2003 entitle them to receive a restored option if, and when, they exercise all or part of their options using common stock to pay the purchase price of the option or to satisfy tax obligations incident to the exercise of the option. The restored option is exercisable for the number of shares tendered to pay the option price or to satisfy any tax obligation, and is exercisable at any time after the expiration of a period of six months following the date of grant (or at any other time as our Executive Compensation Committee may determine) and expires on the expiration date of the original grant. Each restored option is granted at an exercise price equal to the fair market value of a share of our common stock on the date of the grant of the restored option.

The following table sets forth certain information concerning the restored options granted to the named executive officers during 2004 in connection with the exercise of options granted to those officers in prior years under our Long-Term Incentive Plan.

Option Grants In 2004

	Individual Grants
Name	Shares Underlying Restored Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
D. L. Kyle	5,720	1.4858	$22.680	10-21-09	$41,789	$94,112
	17,849	4.6363	$22.680	01-17-12	$192,243	$460,002
	9,329	2.4232	$22.680	11-16-05	$19,360	$39,467
	2,157	0.5603	$22.680	11-16-05	$4,476	$9,125
	9,477	2.4617	$22.680	10-10-06	$30,182	$62,899
	18,866	4.9005	$22.680	10-15-08	$110,532	$242,413
	5,719	1.4855	$22.680	10-21-09	$41,782	$94,096

J. C. Kneale	7,515	1.9520	$22.680	01-17-12	$80,940	$193,675
	2,571	0.6678	$22.680	10-21-09	$18,783	$42,301
	426	0.1107	$26.310	10-16-07	$1,751	$3,675
	2,215	0.5754	$26.310	10-21-09	$16,061	$35,481
	3,438	0.8930	$26.310	10-15-08	$19,361	$41,669
	2,552	0.6629	$26.310	10-10-06	$6,734	$13,782
	18,867	4.9008	$26.310	01-18-11	$176,422	$402,732
	7,701	2.0004	$26.310	10-16-07	$31,655	$66,432
	2,248	0.5839	$26.310	11-16-05	$3,140	$6,289
	6,103	1.5853	$22.680	10-15-08	$35,756	$78,419
	7,514	1.9518	$22.680	01-17-12	$80,930	$193,650
	5,142	1.3357	$22.680	10-21-09	$37,566	$84,602

J. W. Gibson	2,448	0.6359	$22.620	05-15-10	$19,851	$45,372
	7,203	1.8710	$22.005	01-17-12	$69,561	$164,141
	1,082	0.2811	$21.750	05-15-10	$7,722	$17,434
	3,541	0.9198	$22.620	01-17-12	$37,990	$90,883
	4,702	1.2214	$21.750	01-17-12	$45,138	$106,615
	1,209	0.3140	$21.750	05-15-10	$8,629	$19,481

C. R Skoog	5,196	1.3497	$21.165	10-21-09	$32,749	$73,016
	1,080	0.2805	$28.510	10-15-08	$6,312	$13,531
	539	0.1400	$28.510	10-21-09	$4,089	$8,997
	4,887	1.2694	$28.510	10-16-07	$20,566	$42,997
	1,322	0.3434	$22.050	10-21-09	$8,585	$19,114

J. A. Gaberino, Jr.	2,571	0.6678	$22.680	10-21-09	$18,783	$42,301
	6,064	1.5751	$26.755	10-15-08	$34,490	$74,183
	3,595	0.9338	$26.755	10-21-09	$26,361	$58,196
	3,880	1.0078	$22.620	10-15-08	$19,931	$43,137
	11,273	2.9282	$22.680	01-17-12	$121,416	$290,526

(1)	All options granted in 2004 are restored options as described above.

(2)	Potential realizable value of each grant assumes that the market price of the underlying security appreciates at annualized rates of 5% and 10% over the term of the award. These rates are specified by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions. There can be no assurance that the potential values reflected in this table will be achieved.

Stock Option Exercises

The following table provides information concerning each stock option exercised during 2004 by each of the named executive officers and the value of unexercised options held by such officers at the end of 2004.

Aggregated Option Exercises in 2004

and Year End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at 2004 Year End		Value of Unexercised in-the- Money Options at 2004 Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
D. L. Kyle	84,022	$337,933	219,372	100,833	$1,505,110	$1,047,679
J. C. Kneale	80,333	$347,854	40,762	75,780	$261,214	$464,155
J. W. Gibson	27,399	$159,903	39,656	51,529	$260,552	$466,331
C.R Skoog	20,950	$204,254	61,913	43,961	$541,018	$374,499
J. A. Gaberino	36,569	$220,120	38,124	38,789	$238,901	$293,753

(1)	Value realized is calculated based on the difference between the option exercise price and the closing market price of our common stock on the date of exercise, multiplied by the number of shares underlying the exercised options.

(2)	Based on a per share price for our common stock of $28.425, which reflects the average of the high and low trading prices of a share of our common stock on the New York Stock Exchange on December 31, 2004, the last trading day of 2004.

Performance Share Grants

The following table sets forth certain information concerning performance share units granted in 2004 to the named executive officers under our Long-Term Incentive Plan.

Long-Term Incentive Plan – Awards in 2004

Name	Number of Shares, Units or Other Rights (1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
D. L. Kyle	62,000	3 Years	0	62,000	124,000
J. C. Kneale	12,500	3 Years	0	12,500	25,000
J. W. Gibson	11,500	3 Years	0	11,500	23,000
C. R Skoog	11,500	3 Years	0	11,500	23,000
J. A. Gaberino	6,000	3 Years	0	6,000	12,000

(1)	Reflects performance share units granted which vest three years from the date of grant. Upon vesting, a holder of performance shares is entitled to receive a number of shares of our common stock equal to a percentage (0% to 200%) of the performance shares granted based on our total shareholder return over the period January 15, 2004, to January 15, 2007, compared to the total shareholder return of a peer group of 20 other companies over the same period, payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash.

Termination Agreements

We have entered into termination agreements with each of our named executive officers. Each termination agreement has an initial one-year term from the date the agreement was entered into and is automatically extended in one-year increments after the expiration of the initial term unless we provide notice to the officer or the officer provides notice to us at least 90 days before January 1 preceding the initial or any subsequent termination date of the agreement that the party providing notice does not wish to extend the term. If a “change in control” of our company occurs, the term of each termination agreement will not expire for at least three years after the change in control.

Under the termination agreements, severance payments and benefits are payable if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the three years after a change in control or, in the case of Mr. Kyle, for any reason by Mr. Kyle within twelve months after the first year following a change in control. In general, severance payments and benefits include a lump sum payment in an amount equal to (1) three times the aggregate of the officer’s annual salary as then in effect and the greater of the amount of the officer’s bonus received in the prior year or the officer’s target bonus for the then current period, plus (2) a prorated portion of the officer’s targeted short-term incentive compensation. The officer would also be entitled to accelerated vesting of retirement and other benefits under our Supplemental Executive Retirement Plan, and continuation of welfare benefits for 36 months. In the case of Messrs Kyle and Kneale, we will make gross up payments to them to cover any excise taxes due if any portion of their severance payments constitutes excess parachute payments. For each of the other named executive officers, severance payments will be reduced if the net after-tax benefit to such named executive officer exceeds the net after-tax benefit if such reduction were not made. We will make gross up payments to such officers only if the severance payments, as reduced, are subsequently deemed to constitute excess parachute payments.

For the purposes of these agreements, a “change in control” generally means any of the following events:

•	an acquisition of our voting securities by any person that results in the person having beneficial ownership of 20% or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;

•	the current members of our Board, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);

•	a merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction do not, as a result of the transaction, own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board after the execution of the transaction agreement do not constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 30% or more of our outstanding voting securities, has beneficial ownership of 30% or more of the outstanding voting securities of the company resulting from the transaction; or

•	our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

Related Party Transactions

From time to time and in the normal course of business, we purchase natural gas liquids from and sell natural gas and natural gas liquids and provide natural gas and natural gas liquids transportation services to Frontier Oil Corporation and its subsidiaries. Julie H. Edwards, Executive Vice President-Finance and Administration and Chief Financial Officer of Frontier Oil Corporation and its subsidiaries, is a member of our Board. Our transactions with Frontier are conducted on substantially the same terms as comparable third-party transactions. During 2004, we made purchases from and sales to Frontier and its subsidiaries of approximately $17.7 million and $160.5 million, respectively.

In the normal course of business, we sell and purchase natural gas and natural gas liquids to and from Williford Energy Company and its affiliates. Mollie B. Williford, Chairman of the Board of the Williford Companies, which consists of several companies including Williford Energy Company, is a member of our Board. Our transactions with Williford Energy and its affiliates are conducted under substantially the same terms as comparable third-party transactions. During 2004, we made sales to and purchases from Williford Energy of approximately $7.7 million and $165,000, respectively.

In the normal course of business, we sell natural gas to Shawnee Milling Company. William L. Ford, President of Shawnee Milling Company, is a member of our Board. During 2004, we made gas sales to Shawnee Milling Company of approximately $217,000.

LONG-TERM COMPENSATION PLANS

Pension Plan

Our retirement plan for non-bargaining unit employees is a tax-qualified, defined-benefit pension plan under both the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The plan covers substantially all of our employees. Non-bargaining unit employees hired after December 31, 2004, are not eligible to participate in the plan.

The following table sets forth the estimated annual retirement benefits payable to a plan participant based upon the final average pay formulas under our retirement plan for employees in the compensation and years-of-service classifications specified. The estimates assume that benefits are received in the form of a single life annuity. Amounts shown in the table are estimates only and are subject to adjustment based on rules and regulations applicable to the method of distribution and survivor benefit options selected by the retiree.

Pension Plan Table

	Years of Service
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years
125,000	33,091	44,122	55,152	66,182	77,213
150,000	40,404	53,872	67,340	80,807	94,275
175,000	47,716	63,622	79,527	95,432	111,338
200,000	55,029	73,372	91,715	110,057	128,400
250,000	69,654	92,872	116,090	139,307	162,525
300,000	84,279	112,372	140,465	168,557	196,650
400,000	113,529	151,372	189,215	227,057	264,900
450,000	128,154	170,872	213,590	256,307	299,025
500,000	142,779	190,372	237,965	285,557	333,150

Benefits under our retirement plan become vested and non-forfeitable after completion of five years of continuous employment. A vested participant receives the monthly retirement benefit at normal retirement age under the retirement plan, unless an early retirement benefit is elected under the plan, in which case the retirement benefit is actuarially reduced for early commencement. Benefits are calculated at retirement date based on a participant’s credited service, limited to a maximum of 35 years, and final average earnings. Credited years of service under this plan for the named executive officers as of December 31, 2004, are as follows: D. L. Kyle, 31 years; J. C. Kneale, 24 years; J. W. Gibson, 5 years; C. R Skoog, 9 years 5 months, and J. A. Gaberino, Jr., 7 years.

For purposes of the table, the annual social security covered compensation benefit $46,284 was used in the excess benefit calculation. Benefits payable under our retirement plan are not offset by social security benefits.

Under the Internal Revenue Code, the annual compensation of each employee to be taken into account under our retirement plan for 2004 cannot exceed $205,000.

The earnings utilized in the retirement plan benefit formula for employees includes the base salary and bonus paid to an employee during the period of the employee’s final average earnings. The period of final average earnings means the employee’s highest earnings during any sixty consecutive months during the last 120 months of employment. For any named executive officer who retires with vested benefits under the plan, the compensation shown as “Salary” and “Bonus” in the Summary Compensation Table could be considered covered compensation in determining benefits, except that the plan benefit formula takes into account only a fixed percentage of final average earnings which is uniformly applied to all employees. The amount of covered compensation that may be considered in calculating retirement benefits is also subject to limitations in the Internal Revenue Code of 1986, as amended, applicable to the plan.

Profit Sharing Plan

We have a profit sharing plan for all non-bargaining unit employees hired after December 31, 2004. Non-bargaining unit employees who were employed prior to January 1, 2005, were given a one-time opportunity to make an irrevocable election to participate in the profit sharing plan and not accrue any additional benefits under our pension plan after December 31, 2004. We plan to make a contribution to the profit sharing plan each quarter equal to one percent of each participant’s compensation during the quarter. Additional discretionary employer contributions may be made at the end of each year. Employee contributions are not allowed under the plan.

Supplemental Executive Retirement Plan

We have maintained a Supplemental Executive Retirement Plan (“Prior SERP”) for more than 20 years as a supplemental retirement benefit plan for certain of our elected or appointed officers, and certain other employees in a select group of our management and highly compensated employees. In August 2004, our Board approved certain amendments to the Prior SERP, including amendments providing that the Prior SERP would terminate and be frozen, effective December 31, 2004, as to eligibility of any new participants and the accrual of further or additional benefits. Participants in the Prior SERP are vested in the accrued benefits as of December 31, 2004, but no further benefits will accrue under the Prior SERP after that date. At the same time, our Board adopted the 2005 Supplemental Executive Retirement Plan (“2005 SERP”) which became effective January 1, 2005. The 2005 SERP provides comparable benefits for officers and a select group of our management or highly compensated employees in essentially the same manner as the Prior SERP. These benefits are payable concurrently with retirement plan benefits. However, the 2005 SERP provides that officers or employees may be selected for participation in either a supplemental retirement benefit, or an excess retirement benefit, or both of those forms of benefits. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the latter is treated as an offset that reduces the supplemental retirement benefit. Participants in both the Prior SERP and the 2005 SERP are selected by our Chief Executive Officer, or, in the case of our Chief Executive Officer, by the Board of Directors.

An officer or employee who remains entitled to benefits under the Prior SERP is not eligible to participate in the 2005 SERP. Eligibility to participate in the 2005 SERP was conditioned upon an employee’s cancellation of entitlement to accrued benefits under the Prior SERP. All participants in the Prior SERP cancelled their entitlement to participate in the Prior SERP and, after December 31, 2004, their excess and supplemental retirement benefits will be provided solely under the 2005 SERP.

In December 2004, our Board adopted certain amendments to the 2005 SERP, to be effective for the first plan year commencing January 1, 2005. These amendments are intended to comply with newly enacted requirements for non-qualified deferred compensation plans under Section 409A of the Internal Revenue Code. The amendments relate to participant elections with respect to compensation that is deferred under the plan, the timing and form of payment of benefits, requirements and limitations as to any changes of those benefits after an employee first becomes a plan participant, and the addition of other conforming provisions and definitions.

Supplemental benefits payable to participating employees under both the Prior SERP and the 2005 SERP are based upon a specified percentage (reduced for early retirement and commencement of payment of benefits under the plan) of the highest 36 consecutive months’ compensation of the employee’s last 60 months of service. The excess retirement benefit under the plans pays a benefit equal at least to the benefit which would be payable to the participant under our retirement plan if limitations imposed by the Internal Revenue Code were not applicable, less the benefit payable under our retirement plan with such limitations. Benefits under the plan are paid concurrently with the payment of benefits under our retirement plan or as the administrative committee may determine. Plan benefits are offset by benefits payable under our retirement plan, but are not offset by social security benefits. We fund this benefit through a trust arrangement commonly referred to as a Rabbi Trust. Our Board may amend or terminate the plans at any time, provided that accrued benefits to current participants may not be reduced.

The following table sets forth the estimated supplemental retirement benefits payable under our Prior SERP based on the covered participant’s age at retirement. The estimates assume that a covered participant is fully vested. The amounts shown would be reduced for commencement of payments prior to age 60.

	Estimated Annual Benefits at Indicated Age of Retirement
Remuneration	50 and under	55	60	65 and over
$125,000	$62,500	$70,000	$73,563	$77,125
$150,000	$75,000	$84,000	$88,275	$92,550
$175,000	$87,500	$98,000	$102,988	$107,975
$200,000	$100,000	$112,000	$117,700	$123,400
$225,000	$112,500	$126,000	$132,413	$138,825
$250,000	$125,000	$140,000	$147,125	$154,250
$300,000	$150,000	$168,000	$176,550	$185,100
$400,000	$200,000	$224,000	$235,400	$246,800
$450,000	$225,000	$252,000	$264,825	$277,650
$500,000	$250,000	$280,000	$294,250	$308,500

Non-qualified Deferred Compensation Plan

We have maintained a Non-qualified Deferred Compensation Plan (the “Prior Deferred Compensation Plan”) to provide select employees, as approved by the Board, with the option to defer portions of their compensation and provide non-qualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. Under the Prior Deferred Compensation Plan, participants have the option to defer a portion of their salary and/or bonus compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100 percent vested. Short-term deferral accounts are credited with a deemed investment return based on the five year treasury bond fund. Long-term deferral accounts are credited with a deemed investment return based on various investment options, which, beginning in May 2004, do not include an option to invest in our common stock. At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant account at that date.

In December 2004, our Board approved certain amendments to our Prior Deferred Compensation Plan, including amendments providing that the Prior Deferred Compensation Plan would terminate and be frozen, effective December 31, 2004, as to eligibility of any new participants and the deferral of any compensation by a participant under the Prior Deferred Compensation Plan after that date. Participants in the Prior Deferred Compensation Plan will be paid compensation they had deferred under the Prior Deferred Compensation Plan on or before December 31, 2004, in accordance with the terms of the Prior Deferred Compensation Plan.

At the same time, our Board adopted our 2005 Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which became effective January 1, 2005. The Deferred Compensation Plan provides for deferral of compensation and payment of benefits in substantially the same manner as provided under the Prior Deferred Compensation Plan. However, the Deferred Compensation Plan contains certain different provisions intended to comply with the requirements of Section 409A of the Internal Revenue Code. Those provisions relate to participant elections to defer compensation, the timing of payments and distributions under the Deferred Compensation Plan, prohibition of any foreign trust for the Deferred Compensation Plan, new defined terms, and certain other conforming provisions and features.

2005 REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to oversee the accounting and financial reporting process of the company, the audits of the company’s financial statements and internal control over financial reporting, the qualifications of the public accounting firm engaged as the company’s independent auditor to prepare and issue audit reports on the financial statements of the company and the company’s internal controls over financial reporting, and the performance of the company’s internal and independent auditors. The Committee’s function is more fully described in its charter, which the Board has adopted and is provided on the company’s website at www.oneok.com and is available from the company’s corporate secretary. The Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence for audit committee members contained in the listing standards for the New York Stock Exchange and applicable rules of the Securities and Exchange Commission and has determined that each member of the Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent auditor, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, an independent audit of the company’s internal control over financial reporting and management’s assessment of the company’s internal control over financial reporting and expressing an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting.

In this context, the Committee has met and held discussions with management and the company’s independent auditor, KPMG LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. In addition, management has represented to the Committee that the company’s internal control over financial reporting is effective and the Committee has reviewed and discussed management’s assessment with management and the independent auditor. In addition, the Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Committee has also discussed with the company’s independent auditor the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

In addition, the Committee has discussed with the independent auditor the auditor’s independence from the company and its management, including the matters in the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the provision of non-audit services to the company by KPMG LLP is compatible with maintaining that firm’s independence. The Committee has concluded that the independent auditor is independent from the company and its management.

The Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal controls over financial reporting, and the overall quality of the company’s financial reporting.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2004, in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of KPMG LLP as the company’s independent auditor for the year ended December 31, 2005.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

William M. Bell, Chair

Gary D. Parker, Vice Chair

James C. Day

Bert H. Mackie

Eduardo A. Rodriguez

2005 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Committee’s Responsibilities

The Executive Compensation Committee of the Board of Directors has the responsibility for reviewing, and recommending to the full Board of Directors, the company’s executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the New York Stock Exchange.

The purpose of this report is to summarize the philosophical principles, specific program objectives, and other factors considered by the Committee in reaching its recommendations regarding the compensation of the executive officers of the company, including executives named in the compensation disclosure included in the company’s annual proxy statement (the “named executive officers”).

Compensation Philosophy

The company’s compensation philosophy is to provide employees with a competitive overall compensation package and the opportunity for outstanding performers to earn highly competitive compensation over the long-term through a pay-for-performance approach. The company’s executive compensation program is based on the belief that the interests of management should be closely aligned with those of the company’s shareholders. The Committee’s principles for the executive compensation program are intended to:

•	attract, motivate and retain executives who drive the company’s success;

•	motivate individuals to perform at their highest levels in the achievement of the company’s business objectives;

•	align the interests of executive officers with the long-term interests of the company’s shareholders and encourage executives to manage from the perspective of owners with an equity stake in the company;

•	encourage strong financial and operational performance of the company and create shareholder value by maintaining at risk a portion of executives’ total compensation;

•	reward outstanding achievement; and

•	retain the leadership and skills necessary for building long-term shareholder value.

Compensation Methodology

The company strives to provide a comprehensive executive compensation program that is competitive, performance-based, maintains a balance between cash and stock compensation, and provides a significant portion of total compensation at risk, tied both to annual and long-term performance of the company as well as to the creation of shareholder value. Annually, the Committee reviews market data for the two components of executive compensation: (1) annual cash compensation; and (2) long-term incentive compensation. To assist in benchmarking the competitiveness of its compensation programs, the company participates in and uses third party executive compensation surveys. In addition, the Committee has engaged the services of an executive compensation consultant associated with a prominent management consulting firm which specializes in the area of executive compensation. The consultant regularly attends the meetings of the Committee and advises the Committee on executive compensation issues, trends and regulatory developments.

Components of Compensation

Annual Cash Compensation.    As in prior years, 2004 annual cash compensation for the named executive officers, as well as the other executive officers, consists of two components: base salary and a variable, at-risk cash incentive award earned based upon the company’s fiscal year performance.

Annual base salary is designed to compensate executives for their level of responsibility, experience, sustained individual performance, and contribution to the company. The Committee recommends to the full Board of Directors all salary increases for executive officers. The midpoint of each salary range is designed to approximate the 50th percentile of base salaries of 20 energy companies of comparable revenue size.

Annual cash incentive awards are made under the company’s annual officer incentive plan. The purpose of the officer incentive plan is to provide certain officers of the company with a direct financial interest in the performance and profitability of the company and to reward performance. The plan is designed to allow the company’s officers the opportunity to earn compensation that is above average when compared to the company’s peers if the company achieves outstanding results compared to targeted objectives. Under the plan, executive officers have the opportunity to earn an annual cash bonus based on incentive criteria established annually by the Committee.

The officer incentive plan is administered by the Committee and the Committee recommends to the full Board of Directors all awards under the officer incentive plan.

Incentive criteria are established by the Committee and include achievement of certain corporate and business unit performance goals, as well as individual performance as criteria for incentive awards. Corporate performance criteria include earnings per share, and return on invested capital.

Individual performance criteria may include:

•	problem analysis;

•	directing;

•	utilization of human, capital, & material resources;

•	initiation of, and response to, change;

•	planning and organizational ability;

•	decision-making;

•	time management;

•	communication and team relations; and

•	personal actions.

The cash incentive awards earned by the company’s executives for 2004 were based on the Committee’s determination that the company’s 2004 financial results had exceeded the corporate and business unit criteria established by the Committee. A total of $7,068,267 was paid by the company as cash incentive awards to a total of 53 officers for 2004. The bonus column of the Summary Compensation Table on page 31 contains the incentive awards earned by each of the named executive officers for 2004.

Long-Term Incentive Compensation.    The company maintains a Long-Term Incentive Plan (the “LTI Plan”) to provide incentives to enable the company to attract, retain, and reward certain employees and to give these employees an incentive to enhance long-term shareholder value. Participation in the LTI Plan is limited to certain of the company’s employees who are in a position to contribute significantly to the growth and profitability of the company, its divisions, and subsidiaries. The LTI Plan is administered by the Committee, and the Committee reviews and recommends to the full Board of Directors all long-term incentive awards. The Committee is authorized to make all decisions and interpretations required to administer the LTI Plan.

The LTI Plan authorizes the Committee to grant stock incentives to eligible employees in a variety of forms, including incentive stock options, non-statutory stock options, restricted stock awards, restricted stock incentive unit awards, and performance share awards.

Stock options have an exercise price equal to the fair market value of the company’s common stock on the date of grant. The options granted under the LTI Plan in 1995, 1996, 1997, and 1998 are exercisable beginning one year from the date of grant. In 1998, the Committee modified the non-statutory stock option agreement to provide that stock options granted thereafter would become exercisable beginning one year after the date of grant in four equal, annual installments. In 2003, the Committee modified the non-statutory stock option agreement to provide that stock options would become exercisable beginning one year after the date of grant in three equal, annual installments, and the Committee removed the ability to reload such stock options. The LTI Plan does not allow for the re-pricing of stock options.

Restricted stock awards vest three years from the date of grant and accrues dividends which are also restricted until the vest date. Restricted stock incentive unit awards do not pay dividends and vest three years from the date of grant at which time the grantee is entitled to receive two-thirds of the grant in shares of Company common stock and one-third of the grant in cash. If a participant retires or becomes deceased prior to vesting, the restricted stock, plus dividends accrued, and the restricted stock incentive units vest on a pro-rated basis based on the number of months from the date of grant until the participant’s retirement or death.

Performance share awards that were granted in 2003 vest three years from the date of grant, at which time grantees become entitled to receive a percentage of the performance shares, ranging from zero to 200%, based upon the company’s ranking for total shareholder return compared to a peer group of 20 energy companies. Performance share unit awards granted in 2004 vest three years from the date of grant at which time the holder is entitled to receive a percentage of the performance shares, ranging from zero to 200%, based on the company’s ranking for total shareholder return compared to the total shareholder return of a specified peer group, payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash. If a participant retires or becomes deceased prior to vesting, the performance shares vest on a pro-rated basis based on the number of months from the date of grant until the participant’s retirement or death.

No options were granted to the named executive officers in 2004. In determining the amount of restricted stock incentive units and performance shares awarded to each executive officer in 2004, the Committee reviewed a survey detailing the 50th percentile of grant values of long-term incentives in the general industry, and it also considered the executive officer’s past performance. The value of the restricted stock incentive units granted to the named executive officers in 2004 is shown under the Restricted Stock Awards columns of the Summary Compensation Table on page 31. The number of performance shares granted to each of the named executive officers in 2004 is shown under “Performance Share Grants” on page 35.

Share Ownership Guidelines

The company has adopted share ownership guidelines for the company’s Chief Executive Officer and officers of the company who report directly to the Chief Executive Officer. The guidelines are voluntary and are meant to be achieved by each officer covered by the guidelines over the course of five years. The Committee strongly advocates executive share ownership as a means to better align executive interests with those of all shareholders. The ownership guideline for the Chief Executive Officer is a 150,000 share ownership position at the end of five years. The ownership guidelines for the other covered officers are share ownership positions ranging from 20,000 to 50,000 shares at the end of five years.

Chief Executive Officer Compensation

The Committee meets annually to review the Board of Directors’ evaluation of the performance of the Chief Executive Officer’s (“CEO”). The Committee uses this performance evaluation, the compensation surveys previously referenced, and third party surveys and reports on financial and stock performance of the peer group of companies referred to above in considering the CEO’s compensation. When reviewing the surveys and financial data, the Committee also considers the CEO’s service as Chairman of the Board. Categories in which performance is evaluated include: leadership; strategic planning; financial issues; management and operations; human resources; and communications.

Annual Cash Compensation.    The Committee recommended, and the Board of Directors approved, a base salary for 2004 for Mr. Kyle as CEO in the amount of $750,000.

Annual incentive compensation for Mr. Kyle for 2004 was based on the Committee’s determination that the company’s 2004 financial results had generally exceeded the 2004 annual performance goals for the company set by the Committee, and on the Committee’s judgment regarding Mr. Kyle’s individual performance. Based on these criteria, Mr. Kyle was awarded a cash bonus of $1,450,000 representing 193% of his base compensation that is directly related to the company’s performance during the 2004 fiscal year.

Long-Term Incentive Compensation.    On January 20, 2005, Mr. Kyle was granted 40,000 restricted stock incentive units under the LTI Plan that will vest in full on January 20, 2008, and 90,000 performance share units under the LTI Plan that will vest on January 20, 2008. The primary basis for the Committee’s determination to grant these restricted stock incentive units and performance share units to Mr. Kyle was to provide a significant incentive for him to enhance long-term shareholder value.

Internal Revenue Service Limitations on Deductibility of Executive Compensation

In structuring the company’s compensation plans, the Committee takes into consideration Section 162(m) of the Internal Revenue Code (which disallows the deduction of compensation in excess of $1,000,000 except for certain payments based upon performance goals) and other factors the Committee deems appropriate. As a result, some of the compensation under the company’s compensation plans may not be deductible under Section 162(m).

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

William L. Ford, Chair

Bert H. Mackie, Vice Chair

Pattye L. Moore

Gary D. Parker

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of our common stock during the period beginning on August 31, 1999, and ending December 31, 2004, to the Standard & Poors 500 Index and the Standard & Poors Utilities Index. The graph assumes a $100 investment in our common stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.

Value of $100 Investment

Assuming Reinvestment of Dividends

At August 31, 1999, and at the End of Every Year

Through December 31, 2004

	Cumulative Total Return
	August 1999	December 2000	December 2001	December 2002	December 2003	December 2004
ONEOK, Inc.	100.00	163.45	125.01	139.08	165.63	221.50
S & P 500	100.00	101.56	89.49	69.71	89.71	96.19
S & P Utilities (1)	100.00	141.91	98.71	69.11	87.25	105.65

(1)	The S&P Utilities Index is comprised of the following: AES Corp.; Allegheny Energy Inc.; Ameren Corp.; American Electric Power; Calpine Corp; CenterPoint Energy; CINergy Corp.; CMS Energy; Consolidated Edison; Constellation Energy Group; Dominion Resources; DTE Energy Co.; Duke Energy; Dynegy Inc. (New) Class A; Edison International; Entergy Corp.; Exelon Corp.; FirstEnergy Corp.; FPL Group; KeySpan Energy; NICOR Inc.; NiSource Inc.; Peoples Energy; PG&E Corp.; Pinnacle West Capital; PPL Corporation; Progress Energy, Inc.; Public Service Enterprise Inc.; Sempra Energy; Southern Co.; TECO Energy; TXU Corp.; and Xcel Energy Inc.

SHAREHOLDER PROPOSALS

The rules of the Securities and Exchange Commission provide when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2006 annual meeting of shareholders should be received by our corporate secretary no later than December 2, 2005. Only those shareholder proposals eligible for inclusion under the rules of the Securities and Exchange Commission will be included in our proxy statement.

If a shareholder desires to present a proposal other than the nomination of directors at our 2006 annual meeting outside the process provided by the rules of the Securities and Exchange Commission, the shareholder must follow the procedures set forth in our by-laws. Our by-laws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our by-laws, to our corporate secretary. To be timely for our 2006 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than December 2, 2005.

HOUSEHOLDING

Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive separate copies of our Annual Report to Shareholders and Proxy Statement now or in the future, or to discontinue householding entirely, you may call our transfer agent, UMB Bank, N.A. at 1-866-235-0232, or provide written instructions to UMB Bank, P.O. Box 410064, Kansas City, MO 64141-0064.

If you receive multiple copies of our Annual Report to Shareholders and Proxy Statement, you may call or write our transfer agent, UMB Bank, to request householding. If your shares are held through a bank, broker, or other holder of record, you may request householding by contacting the holder of record.

ANNUAL REPORT ON FORM 10-K

Our 2004 Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2004) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2004. Written requests should be mailed to Eric Grimshaw, Corporate Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the Internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board of Directors.

Eric Grimshaw

Corporate Secretary and Associate General Counsel

Tulsa, Oklahoma

April 1, 2005

APPENDIX A

ONEOK, Inc.

DIRECTOR INDEPENDENCE GUIDELINES

The following Director Independence Guidelines have been adopted by the Board of Directors of ONEOK, Inc. (sometimes referred to in these Guidelines together with its subsidiaries and affiliates as the “Company”) to assist the Board in the exercise of its responsibilities to ONEOK and its shareholders. The Guidelines should be interpreted in the context of all applicable laws and ONEOK’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

1.	Effectiveness. The Guidelines will become effective on February 19, 2004.

2.	Implementation. The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission, as applicable.

3.	Independence of at Least a Majority of the Board. The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC.

4.	Absence of a Material Relationship. In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

5.	Cooling-Off Period. A director will not be considered independent if, within the preceding three years:

(i)	the director was employed by the Company (other than as an interim Chairman or CEO);

(ii)	an immediate family member of the director was employed by the Company as an executive officer;

(iii)	the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company other than:

(a)	director and committee fees,

(b)	pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service,

(c)	compensation received by the director for former service as an interim Chairman or CEO, and

(d)	compensation received by such immediate family member for service as a non-executive employee of the Company;

(iv)	the director was employed by, or affiliated with, a present or former internal or external auditor of the Company;

(v)	an immediate family member of the director was employed in a professional capacity by, or affiliated with, a present or former internal or external auditor of the Company;

(vi)	a present Company executive officer served on the compensation (or equivalent) committee of an entity which employs either the director or an immediate family member of the director in an executive officer capacity (the three-year cooling-off period shall apply to the service and employment relationship); or

(vii)	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of an entity (excluding any charitable organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of (a) $1 million, or (b) 2% of the other entity’s consolidated gross revenues reported in its last completed fiscal year.

6.	Audit Committee Independence. In addition to Paragraph 5 above, a director will not be considered independent for purposes of serving on the Company’s audit committee if the director:

(i)	has accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in the director’s capacity as a director or committee member or any pension or other deferred compensation for prior service that is not contingent in any way on continued service; or

(ii)	is an “affiliated person” of the Company as such term is defined by the Securities Exchange Commission.

7.	Categorical Standards. Provided that the independence criteria set forth in Paragraph 5 above (and solely with respect to directors serving on the Company’s audit committee, Paragraph 6 above) are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i)	the director or any of his or her immediate family members is a member, director, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that made or received, during the last completed fiscal year, or expects to make or receive in the current fiscal year, annual payments to or from the Company for property or services in an amount less than 2% of the other entity’s consolidated gross revenues reported for its last completed fiscal year;

(ii)	the director or any of his or her immediate family members receives natural gas service from the Company at regulated rates available on terms generally available to customers of the Company or the entity (excluding any charitable organization) of or to which the director or any of his or her immediate family members is a member, director, partner or executive officer, or of counsel receives natural gas service from the Company at regulated rates available on terms generally available to customers of the Company in an amount, which in any single year, is less than the greater of (a) $1 million or (b) 2% of the other entity’s consolidated gross revenues reported for its last completed fiscal year;

(iii)	the director is an employee, officer, trustee or director of a charitable organization to which the Company or the Company’s related charitable foundation gave during the last completed fiscal year, or expects to give during the current fiscal year, either directly, or indirectly through the provision of services, charitable contributions in an amount less than 2% of that charitable organization’s total annual charitable receipts for its last completed fiscal year;

(iv)	the director or any of his or her immediate family members is a member, director, partner, or executive officer of, or of counsel to, an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 2% of its own total consolidated assets, measured as of the last fiscal year-end; and

(v)	the director, or his or her immediate family member, is an executive officer or general partner of an entity that has received an investment from the Company that is less than 2% of such entity’s total invested capital.

For purposes of these Guidelines, “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

8.	Relationships and Transactions Not Covered by the Categorical Standards. Any determination by the Board that a director who has a business or other relationship with the Company that is not covered by the Categorical Standards set forth in Paragraph 7 above is independent, will be disclosed by ONEOK in its annual proxy statement, together with the basis for such determination.

9.	Affirmative Obligation of Directors. Each director has an affirmative obligation to inform the Board of any change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

10.	Disclosure by the Company. The Board will cause ONEOK to disclose the following in its annual proxy statement:

(i)	the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii)	a specific explanation and the basis of any determination by the Board that a director’s relationship with the Company is not material, notwithstanding that the relationship does not meet the categorical standards set forth in the Guidelines; and

(iii)	charitable contributions by the Company to an entity that employs a director of the Company as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (a) $1 million, or (b) 2% of the other entity’s consolidated gross revenues.

APPENDIX B

ONEOK, Inc.

EQUITY COMPENSATION PLAN

1.     General.

1.1	Purposes. The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate, and reward eligible Employees and Non-Employee Directors of the Company, and (b) to give the Company’s eligible Employees and Non-Employee Directors an interest parallel to the interests of the Company’s shareholders generally.

1.2	Effective Date; Duration of Plan. The Plan shall be effective, and have an Effective Date of February 17, 2005, the date of its first adoption and approval by the Board of Directors, provided that the shareholders of the Company thereafter approve it within one (1) year of that date. If the Plan is not so approved by the shareholders of the Company, the Plan (and any Stock Incentive granted thereunder) shall be null, void and of no force and effect. If the Plan is so approved, it shall remain in effect until its termination date, which shall be February 17, 2015, or until the Plan is sooner terminated by the Board of Directors, and upon its termination shall continue to be administered thereafter with respect to any Stock Incentive granted prior to the date of such termination. In no event shall a Stock Incentive be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board of Directors.

2.    Definitions.

Unless otherwise required by the context, the following terms, when and wherever used in this Plan, shall have the meanings set forth in this Section 2.

2.1	“Beneficiary” means a person or entity (including a trust or estate), designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the Participant’s rights under the Plan shall pass in the event of the death of the Participant.

2.2	“Board” or a “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

2.3	A “Change in Control” shall mean the occurrence of any of the following:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(c), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any company or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned or controlled, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)	The individuals who, as of February 15, 2001, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors; or, following a Merger which results in a Parent Company, the board of directors of the ultimate Parent Company; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:

(1)	A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A)	the stockholders of the Company, immediately before such Merger, own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the company resulting from such Merger (the “Surviving Company”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Company is not Beneficially Owned, directly or indirectly by another Person (a “Parent Company”), or (y) if there is one or more Parent Companies, the ultimate Parent Company;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (i) the Surviving Company, if there is no Parent Company, or (ii) if there is one or more Parent Companies, the ultimate Parent Company; and

(C)	no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (i) the Surviving Company if there is no Parent Company, or (ii) if there is one or more Parent Companies, the ultimate Parent Company.

(2)	A complete liquidation or dissolution of the Company; or

(3)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities if: (1) such acquisition occurs as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subparagraph) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (2) (A) within five business days after a Change in Control would have occurred (but for the operation of this subparagraph), or if the Subject Person acquired Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities inadvertently, then after the Subject Person discovers or is notified by the Company that such acquisition would have triggered a Change in Control (but for the operation of this subparagraph), the Subject Person notifies the Board of Directors that it did so inadvertently, and (B) within two business days after such notification, the Subject Person divests itself of a sufficient number of Shares or Voting Securities so that the Subject Person is the Beneficial Owner of less than twenty percent (20%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities.

Notwithstanding anything in this Plan to the contrary, if an eligible Employee’s employment is terminated by the Company without Just Cause prior to the date of a Change in Control but the eligible Employee reasonably demonstrates that the termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan, provided a Change in Control shall actually have occurred.

2.4	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

2.5	“Committee” means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of section 12.1 below.

2.6	“Common Stock” means common stock, $0.01 par value, of the Company.

2.7	“Company” means ONEOK, Inc., an Oklahoma corporation, its successors and assigns, or any division or Subsidiary thereof.

2.8	“Director Fees” means all compensation and fees paid to a Non-Employee Director by the Company for his or her services as a member of the Board of Directors.

2.9	“Director Stock Award” means an award of ONEOK, Inc. Common Stock granted to a Non-Employee Director.

2.10	“Effective Date” means the effective date of the Plan specified in Section 1.2, above.

2.11	“Employee” means an employee of the Company, including an officer or director who is such an employee.

2.12	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.13	“Fair Market Value” on a particular date means the average of the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported. In the case of an Incentive Stock Option, if the foregoing method of determining Fair Market Value should be inconsistent with section 422 of the Code, or in the case of any other type of Stock Incentive the foregoing method is determined by the Committee, in its discretion, to not be applicable, a “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code, or in such other manner as the Committee, in its discretion, determines to be appropriate, and shall mean the value as so determined.

2.14	“General Counsel” means the General Counsel of the Company serving from time to time.

2.15	“Incentive Stock Option” means an option, including an Option as the context may require, intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

2.16	“Just Cause” shall mean the Employee’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, the Employee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Company (or a division or Subsidiary); any violation by the Employee of any covenant not to compete with the Company (or a division or Subsidiary); any act of dishonesty by the Employee which adversely affects the business of the Company (or a division or subsidiary); any willful or intentional act of the Employee which adversely affects the business of, or reflects unfavorably on the reputation of the Company (or a division or Subsidiary); the Employee’s use of alcohol or drugs which interferes with the Employee’s performance of duties as an employee of the Company (or a division or Subsidiary); or the Employee’s failure or refusal to perform the specific directives of the Company’s Board of Directors, or its officers which directives are consistent with the scope and nature of the Employee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Company in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Company (or a division or Subsidiary), which is hereby acknowledged, to terminate the Employee’s employment at any time without cause.

2.17	“Non-Employee Director” means a member of the Board of Directors of the Company who is not an employee of the Company, and who qualifies as a “Non-Employee Director” under the definition of that term in SEC Rule 16b-3.

2.18	“Non-Qualified Performance Stock Incentive” means a Performance Stock Incentive granted under the Plan that is not intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 13.9.

2.19	“Non-Statutory Stock Option” means an option, including an Option as the context may require, which is not intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

2.20	“Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

2.21	“Participant” means an Employee who the Committee determines is in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to the Company, its divisions and subsidiaries, or Non-Employee Director, who is selected by the Committee to be a Participant in the Plan and to be granted a Stock Incentive under the Plan.

2.22	“Performance Goal” means one or more criteria or standards established by the Committee to determine, in whole or in part, whether a Performance Stock Incentive shall be awarded or earned, which may include the criteria and standards established pursuant to Section 13.9.

2.23	“Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

2.24	“Performance Stock Award” means a Stock Incentive providing for a grant of shares of Common Stock the award or delivery of which is subject to specified Performance Goals.

2.25	“Performance Stock Incentive” means a Stock Incentive, including without limitation, a Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award providing for the award, delivery or payment of shares of Common Stock or cash, or a combination of each, that is subject to specified Performance Goals.

2.26	“Performance Unit Award” means a Stock Incentive providing for a grant of a unit or units representing an amount of cash or shares of Common Stock (including a Stock Unit as defined in Section 2.39), or a combination of each, that will be distributed in the future if continued employment and/or other specified Performance Goals or other performance criteria specified by the Committee are attained; and which Performance Goals or other performance criteria may include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 13.9; and which other contingencies may include the Participant’s depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock; and the amount of Stock Incentive may, but need not be determined by reference to the market value of Common Stock.

2.27	“Plan” means the ONEOK, Inc. Equity Compensation Plan set forth in these pages, as amended from time to time.

2.28	“Plan Year” means the calendar year beginning on January 1 and ending the next December 31.

2.29	“Qualified Performance Stock Incentive” means a Performance Stock Incentive granted under the Plan that is intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 13.9.

2.30	“Restricted Stock Award” means shares of Common Stock which are issued or transferred to a Participant under Section 6, below, and which will become free of restrictions specified by the Committee if continued employment and/or Performance Goals or other performance criteria specified by the Committee are attained; and which Performance Goals or other criteria, circumstances or conditions arise, exist or are satisfied; and which may but need not include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 13.9

2.31	“Restricted Unit Award” means a Stock Incentive providing for a grant of a unit or units representing an amount of cash or shares of Common Stock or a combination of each, which become free of restrictions specified by the Committee if continued employment and/or Performance Goals or other criteria, circumstances or conditions arise, exist or are attained; and which may but need not include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 13.9.

2.32	“SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

2.33	“Secretary” means the Secretary of the Company.

2.34	“Section 16 Person” means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.35	“Share” or “shares” means a share or shares of Common Stock, par value $.01 per share of the Company.

2.36	“Stock Appreciation Right” means a right granted to a Participant denominated in shares of Common Stock, to receive, upon exercise of the right (or both the right and a related Option, if applicable in the case of issuance in tandem with an Option), an amount, payable in shares of Common Stock, in cash, or a combination thereof that does not exceed the excess of the Fair Market Value of the share or shares of Common Stock on the date such right is exercised over the base price of such share or shares provided in and for such right on the date such right is granted, as determined by the Committee.

2.37	“Stock Bonus Award” means an amount of cash or shares of Common Stock which is distributed to a Participant or which the Committee agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the distribution is made. Unless otherwise determined by the Committee, the amount of the award shall be determined by reference to the Fair Market Value of Common Stock. Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards are specific types of Stock Bonus Awards.

2.38	“Stock Incentive” means an award granted under this Plan in one of the forms provided for in Section 3.

2.39	“Stock Unit” means a unit evidencing the right to receive under certain conditions or in specified circumstances one (1) share of Common Stock or equivalent value, as determined by the Committee.

2.40	“Subsidiary” means a corporation or other form of business association of which shares (or other ownership interest) having more than fifty percent (50%) of the voting power are or in the future become owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.41	“Time-Lapse Restricted Stock Incentive” means a Restricted Stock Award, Restricted Unit Award, or any other Stock Incentive the award of which is based solely on continued employment with the Company for a specified period of time.

3.    Grants of Stock Incentives.

3.1	Stock Incentives to Employees/Participants. Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Stock Incentives to one or more Employees that the Committee selects to be a Participant in the Plan, which may be (i) Stock Bonus Awards, which may, but need not be Performance Stock Awards, Performance Unit Awards or Restricted Stock Awards, Restricted Unit Awards and/or (ii) Options, which may be Incentive Stock Options or Non-Statutory Stock Options, and/or (ii) Stock Appreciation Rights.

3.2	Non-Employee Director Awards. Subject to the provisions of the Plan, the Committee shall grant Director Stock Awards to Non-Employee Directors in accordance with Section 9 of the Plan. Notwithstanding anything else otherwise expressed or implied in the Plan, no other form of Stock Incentive shall be granted to Non-Employee Directors under the Plan, and in no event shall any grant of an Incentive Stock Option be made to a Non-Employee Director.

3.3	Modifications. After a Stock Incentive has been granted,

(a)	the Committee may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

(b)	with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment;

(c)	provided, that modification of any Option granted under the Plan shall be subject to the prohibition of repricing of Options stated in Section 7.9.

3.4	Forms of Stock Incentives. A particular form of Stock Incentive may be granted to a Participant either alone or in addition to other Stock Incentives hereunder. The provisions of particular forms of Stock Incentives need not be the same for each Participant.

4.    Stock Subject to the Plan.

4.1	Shares Authorized. The maximum number of shares of Common Stock authorized to be issued or transferred pursuant to all Stock Incentives granted under the Plan on and after the Effective Date shall be three million (3,000,000) shares, subject to the provisions governing restoration of shares stated below in Section 4.4 and the provisions for adjustment in Section 11.

4.2	Grant, Award Limitations. Notwithstanding the foregoing, in addition to the overall maximum limitation in Section 4.1,

a)	The maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted or issued to any one (1) Employee or Participant in any Plan Year is five hundred thousand (500,000);

b)	The maximum number of shares of Common Stock with respect to which Stock Incentives other than Options or Stock Appreciation Rights may be granted or issued to any one (1) Employee or Participant in any Plan Year is five hundred thousand (500,000);

c)	The maximum aggregate number of shares of Common Stock and the maximum dollar amount that may be issued or paid as Performance Stock Incentives to any one (1) Employee or Participant in any Plan Year are five hundred thousand (500,000) shares of Common Stock, and Ten Million Dollars ($10,000,000), respectively;

d)	The maximum aggregate number shares of Common Stock that may be issued under the Plan through the granting of Time-Lapse Restricted Stock Incentives is one million two hundred thousand (1,200,000);

e)	The maximum aggregate number of shares of Common Stock that may be issued under the Plan through the granting of Incentive Stock Options is one million (1,000,000); and

f)	The exercise of Incentive Stock Options is also subject to the calendar year dollar limitation provided in Section 422(d) of the Code and Section 7.6.

4.3

Source of Shares. Such shares may be authorized but unissued shares of Common Stock, shares of Common Stock held in treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to Section 13.5, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to Section 13.5, or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain authorized but unissued shares or treasury shares (as the case may be), irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

4.4	Restoration and Retention of Shares. If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of a Stock Incentive or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 4.1 and may be used thereafter for additional Stock Incentives under the Plan; to the extent a Stock Incentive under the Plan is settled or paid in cash, shares subject to such Stock Incentive will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 4.1. If a Stock Incentive may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock; to the extent a Stock Incentive is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Incentive will again be deemed available for issuance or transfer under the Plan; and the maximum number of shares of Common Stock that may be issued or transferred under the Plan shall be reduced only by the number of shares actually issued and transferred to the Participant. If a Participant pays the purchase price of shares subject to an Option or applicable taxes by surrendering shares of Common Stock in accordance with the provisions of 7.2, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to Section 4.1 shall have been charged only for the net number of shares issued or transferred pursuant to the Option exercise.

5.    Eligibility.

An Employee who the Committee determines is in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to, the Company, its divisions and Subsidiaries shall be eligible and may be designated by the Committee to participate in the Plan and be granted Stock Incentives as determined by the Committee, in its sole discretion, under the Plan. Subject to the provisions of the Plan, the Committee shall from time to time, in its sole discretion, select from such eligible Employees those to whom Stock Incentives shall be granted and determine the number of Shares to be granted and the form and terms of the such Stock Incentives. Non-Employee Directors shall be eligible to be granted Stock Incentives and to become Participants in the Plan to the extent provided in Sections 3.2 and 9 of the Plan.

6.	Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards

Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards shall be subject to the following provisions:

6.1	Grants. An eligible Employee may be granted a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award, and a Non-Employee Director may be granted a Director Stock Award, whether or not he or she is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

6.2	Issuance of Shares. Shares of Common Stock subject to a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award, may be issued or transferred to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Participant at the time such Award is granted, the Committee may but need not provide for payment to such Participant, either in cash or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares (as adjusted under Section 11) if such shares had been issued or transferred to such Participant at the time such Award was granted.

6.3	Cash Settlement. Any Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award may, in the discretion of the Committee, be settled or paid in cash, or shares of Common Stock, or in either cash or shares of Common Stock. If a Stock Incentive is settled or paid in cash, such settlement and/or payment shall be made on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan. Shares of Common Stock shall be deemed to be issued only when and to the extent that a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award or other Stock Incentive under the Plan is actually settled or paid in shares of Common Stock; and to the extent a Stock Incentive is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Incentive will again be deemed available for issuance or transfer under the Plan.

6.4	Terms of Awards. Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards, shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may but need not be made in the form of a Performance Stock Award, a Performance Unit Award, a Restricted Stock Award or a Restricted Unit Award.

6.5	Loans Prohibited. The Committee shall not, without prior approval of the Company’s shareholders, grant any Stock Incentive that provides for the making of a loan or other extension of credit, directly or indirectly, by the Company or Plan to an Employee, Participant, officer of the Company or any other person in connection with the grant, award or payment of such Stock Incentive.

6.6	Written Instrument. Each Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award and Restricted Unit Award shall be evidenced in writing as authorized and provided for in Section 12.4.

6.7	Director Awards. Director Stock Awards shall be granted as determined by the Committee in accordance with the provisions of Section 9, and as otherwise provided by this Plan.

7.    Options.

Options shall be subject to the following provisions:

7.1	Option Price. Subject to the provisions of Section 10, the purchase price per share shall be, in the case of an Incentive Stock Option, a Non-Statutory Stock Option, or any other Option granted under the Plan, not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted).

7.2	Payment of Option Price. The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as are specified in the Option, in shares of Common Stock or other property surrendered to the Company. Property for purposes of this section shall include an obligation of the Company unless prohibited by applicable law. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Notwithstanding any other provision of the Plan, the Committee shall not, without prior approval of the Company’s shareholders, grant an Option or any other Stock Incentive that provides for the making of a loan or other extension of credit, directly or indirectly, by the Company or Plan to an Employee, Participant, officer of the Company, or any other person in connection with the grant, exercise, payment or award of any such Option or other Stock Incentive.

7.3	Option Terms. Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted, including the agreement of the optionee to remain in the employ of the Company or one or more of its Subsidiaries at the pleasure of the Company for such period, and on such terms, as are more particularly provided for therein. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

7.4

Exercise by Optionee. Each Option shall be exercisable during the life of the optionee only by him or her or his or her guardian or legal representative, and after the death only by his or her Beneficiary or, absent a Beneficiary, by his or her estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution; provided, that an Option that is made transferable by its terms and approved by the Committee pursuant to Section 12.1 shall be exercisable by a permissible transferee in accordance with the terms of the Option. Each Option shall expire at such time or times as the Committee may determine; provided, that notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth (10th) anniversary of the date the Option was granted, and

(ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten (10) years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth (10th) anniversary of the date the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for an Option to be exercisable after termination of employment until its fixed expiration date (or until an earlier date or specified event occurs).

7.5	Exercise of Option. An Option shall be considered exercised if and when written notice, signed by the person exercising the Option, or an electronic communication if such communication is authorized and approved by the Committee in the terms of the Option, and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary in or on a form approved for such purpose by the Committee, accompanied by full payment of the Option exercise price in one or more forms of payment authorized by the Committee described in Section 7.2, for the number of share purchased. No Option may at any time be exercised with respect to a fractional share.

7.6	Incentive Stock Options. An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his or her employer corporation and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000) or such other amount, if any, as may apply under the Code. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years after the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

7.7	Written Instrument. Each Option shall be evidenced in writing as authorized and provided for in Section 13.4. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

7.8	Restored or Reload Options Prohibited. Notwithstanding any other provision of the Plan, the Committee shall not, without prior approval of Company’s shareholders, grant an Incentive Stock Option, Non-Statutory Option or other form of Option under this Plan containing any provision pursuant to which the optionee is to be granted a restored or reload Option of any kind by reason of the exercise of all or part of an Option by paying all or part of the exercise price of such Option by surrendering shares of Common Stock.

7.9	Repricing Prohibited. Notwithstanding any other provision of the Plan, the Committee shall not, without the prior approval of the Company’s shareholders, cancel any outstanding Option for the purpose of reissuing the Option or another Option in its place at a lower exercise price, or otherwise directly or indirectly take any action that would reduce the exercise price of an outstanding Option, or would have substantially the same effect as reducing the exercise price of any outstanding Option.

7.10	Regulatory Compliance. No Option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

8.    Stock Appreciation Rights.

8.1	General. Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Employees by the Committee upon such terms and conditions as the Committee determines; provided, that the base price per share of a freestanding Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the date of grant of a Stock Appreciation Right; and such Stock Appreciation Right shall be exercisable, or be forfeited or expire upon such terms as the Committee determines and are made a part of such Stock Appreciation Right.

8.2	Stock Appreciation Rights, Options. Stock Appreciation Rights may be granted by the Committee as freestanding Stock Incentives or in tandem with Options. A tandem Stock Appreciation Right may be included in an Option at the time the Option is granted or by amendment of the Option. Exercise of any such a tandem Stock Appreciation Right will be deemed to surrender the related Option for cancellation and vice versa.

8.3	Exercise. A Stock Appreciation Right shall be exercised by delivery of written notice (including facsimile or electronic transmittal) to the Committee setting forth the number of shares with respect to which the Stock Appreciation Right is exercised and date of exercise, at such time and as otherwise prescribed in the Stock Appreciation Right.

8.4	Settlement. A Stock Appreciation Right may be settled or paid in either cash, shares of Common Stock, or a combination thereof in accordance with its terms. If a Stock Appreciation Right is settled or paid in shares of Common Stock, such shares shall be deemed to be issued hereunder only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent that a Stock Appreciation Right is actually settled in cash and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Appreciation Right shall again be deemed available for issuance or transfer under the Plan; and the maximum number of shares of Common Stock that may be issued under the Plan shall not be reduced by any actual settlement of a Stock Appreciation Right in cash.

8.5	Written Instrument. Each Stock Appreciation Right granted shall be evidenced in writing as authorized and provided in Section 13.4.

9.    Director Stock Awards.

9.1	General. Each Non-Employee Director Participant shall receive such portion of his or her Director Fees in Common Stock as shall be established from time to time by the Board, with the remainder of such Director Fees to be payable in cash or in Common Stock as elected by the Non-Employee Director Participant in accordance with Section 9.2.

9.2	Non-Employee Director Election. Each Non-Employee Director Participant shall have an opportunity to elect to have the remaining portion of his or her Director Fees paid in cash or shares of Common Stock or a combination thereof. Except for the initial election pursuant to the adoption of the Plan, or the Director’s election to the Board, any such election shall be made in writing and must be made at least thirty (30) days before the beginning of the Plan Year in which the services are to be rendered giving rise to such Director Fees and may not be changed thereafter except by timely written election as to Director Fees for services to be rendered in a subsequent Plan Year. In the absence of such an election, such remaining portion of the Director Fees of a Non-Employee Director shall be paid entirely in cash. Nothing contained in this Section 9.2 shall be interpreted in such a manner as would disqualify the Plan for treatment as a “formula plan” under Rule 16b-3 pursuant to which the terms and conditions of each transaction authorized by Section 9.1 are fixed in advance by the relevant terms and provisions thereof.

9.3	Share Awards. The number of shares of Common Stock to be paid and distributed to a Non-Employee Director under the provisions of Sections 9.1 and 9.2, shall be determined by dividing the dollar amount of his or her Director Fees (which the Board has established, and/or such Non-Employee Director has elected) to be paid in Common Stock on any payment date by the Fair Market Value of a share of Common Stock on that date. Except as may otherwise be directed by the Committee, in its sole discretion, the payment and distribution of such shares to a Non-Employee Director shall be on or within five days after the date such Director Fees would otherwise have been paid to him or her in cash.

10.    Certain Change in Control, Termination of Employment and Disability Provisions.

Notwithstanding any provision of the Plan to the contrary, any Stock Incentive which is outstanding but not yet exercisable, vested or payable at the time of a Change in Control shall become exercisable, vested and payable at that time; provided, that if such Change in Control occurs less than six months after the date on which such Stock Incentive was granted and if the consideration for which such Stock Incentive was granted consisted in whole or in part of future services, then such Stock Incentive shall become exercisable, vested and payable at the time of such Change in Control only if the Participant agrees in writing (if requested to do so by the Committee in writing) to remain in the employ of the Company or a Subsidiary at least through the date which is six months after the date such Stock Incentive was granted with substantially the same title, duties, authority, reporting relationships and compensation as on the day immediately preceding the Change in Control. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this Section 10, the Committee may at any time, and subject to such terms and conditions as it may impose:

(a)	authorize the holder of an Option to exercise the Option following the termination of the Participant’s employment with the Company and its Subsidiaries, or following the Participant’s disability, whether or not the Option would otherwise be exercisable following such event, provided that in no event may an Option be exercised after the expiration of its term;

(b)	grant Options which become exercisable only in the event of a Change in Control;

(c)	authorize a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award to become non-forfeitable, fully earned and payable upon or following (i) the termination of the Participant’s employment with the Company and its Subsidiaries, or (ii) the Participant’s disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable upon or following such event;

(d)	grant Stock Bonus Awards, Performance Stock Award, Performance Unit Awards, Restricted Stock Awards or Restricted Unit Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(e)	provide in advance or at the time of Change in Control for cash to be paid in settlement of any Option, Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee.

11.    Adjustment Provisions.

In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (i) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (ii) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding and future Stock Incentives, and (iv) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

12.    Administration.

12.1	Committee. The Plan shall be administered by a committee of the Board of Directors consisting of two or more non-employee directors appointed from time to time by the Board of Directors. A majority of the Committee members shall constitute a quorum. The acts of a majority of the Committee members at a meeting at which a quorum is present or acts approved in writing by a majority of the Committee members shall be deemed acts of the Committee. Each member of the Committee shall satisfy such criteria of independence as the Board of Directors may establish and such regulatory or listing requirements as the Board of Directors may determine to be applicable or appropriate. No person shall be appointed to or shall serve as a member of such Committee unless at the time of such appointment and service he or she shall be a “Non-Employee Director,” as defined in SEC Rule 16b-3. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code.

12.2	Committee Authority, Rules, Interpretations of Plan. The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option, (vi) prescribe the terms and forms of written instruments evidencing Stock Incentives granted pursuant to and in accordance with the Plan and other forms necessary for administration of the Plan, and (vii) approve any transaction involving a Stock Incentive for a Section 16 Person (other than a “Discretionary Transaction” as defined in SEC Rule 16b-3) so as to exempt such transaction under SEC Rule 16b-3; provided, that any transaction under the Plan involving a Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the shareholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3. The interpretation by the Committee of the terms and provisions of the Plan and any instrument or other evidence of a Stock Incentive issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, the shareholders of the Company, Subsidiaries, all Participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

12.3	Limitation of Liability. Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

13.    General Provisions.

13.1	Nontransferability. Any provision of the Plan to the contrary notwithstanding, any Stock Incentive issued under the Plan, including without limitation any Option, shall not be transferable by the Participant other than by will or the laws of descent and distribution or to a Beneficiary designated by the Participant, unless the instrument evidencing the Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee; and any purported transfer of an Incentive Stock Option to a Beneficiary, or other transferee, shall be effective only if such transfer is, in the opinion of the General Counsel, permissible under and consistent with SEC Rule 16b-3 or Section 422 of the Code, as the case may be. Notwithstanding the foregoing, a Participant may transfer any Stock Incentive granted under this Plan, other than an Incentive Stock Option, to members of his or her immediate family (defined as his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners if (and only if) the instrument evidencing such Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee, and the Participant does not receive any consideration for the transfer; provided, that any such transferred Stock Incentive shall continue to be subject to the same terms and conditions that were applicable to such Stock Incentive immediately prior to its transfer (except that such transferred Stock Incentive shall not be further transferable by the transferee inter vivos, except for transfer back to the original Participant holder of the Stock Incentive) and provided, further, that the foregoing provisions of this sentence shall apply to Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify. The designation of a Beneficiary by a Participant pursuant to Section 13.15 is not a transfer for purposes of the foregoing provisions of this paragraph.

13.2	No Employment Contract. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment of any person at any time with or without cause.

13.3	Right to Shares. No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

13.4	Written Instrument. A Stock Incentive granted under this Plan shall be evidenced in writing in such manner as the Committee determines, including, without limitation, by written or physical instrument, by electronic communication, or by book entry. Such written evidence of a Stock Incentive shall contain the terms and conditions thereof, consistent with this Plan, which shall be incorporated in it by reference. In the event of any dispute or discrepancy regarding the terms of a Stock Incentive, the records of the Board of Directors and Committee shall be determinative.

13.5

Limitation of Interest. No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to him or her. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such Stock

Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

13.6	Withholdings. The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Participant, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

13.7	Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers or employees generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

13.8	Section 16 Exemption Requirements. Any provision of the Plan to the contrary notwithstanding, except to the extent that the Committee determines otherwise, transactions by and with respect to Section 16 Persons under the Plan are intended to qualify for any applicable exemptions provided by SEC Rule 16b-3, and the provisions of the Plan and Stock Incentives granted under the Plan shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

13.9	Section 162(m) Qualification. Any provision of the Plan to the contrary notwithstanding, except to the extent the Committee determines otherwise, transactions with respect to persons whose remuneration would not be deductible by the Company but for compliance with the provisions of Section 162(m) of the Code are intended to be Qualified Performance Stock Incentives that comply with the provisions of Section 162(m) of the Code. The Plan is also intended to give the Committee the authority to award Stock Incentives that are Qualified Performance Stock Incentive awards that qualify as performance-based compensation under Section 162(m) of the Code, as well as Stock Incentives that are Non-Qualified Performance Stock Incentive awards that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. In administration and interpretation of the Plan:

(a)

Performance Stock Incentives granted to Employees under the Plan that are intended to be Qualified Performance Stock Incentives shall be paid, vested or otherwise awarded and delivered solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in writing. A Performance Goal shall generally be pre-established prior to commencement of the Performance Period, and in no event later than the earlier of (i) ninety (90) days after the commencement of the period of service to which a Performance Goal relates, provided, that the outcome is substantially uncertain at the time the Performance Goal is established, and (ii) the lapse of twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal shall be deemed objective if a third party having knowledge of the relevant facts could determine if it is met. Such a Performance Goal may be based on one or more business performance criteria that apply to a Participant, one or more business units, subsidiaries, divisions or sectors of the Company, or the Company as a whole, and if so determined by the Committee, by comparison with a designated peer group of companies or businesses. A Performance Goal may include one or more of the following criteria or standards: (i) increased revenue, (ii) net income measures, including without limitation, income after capital costs, and income before or after taxes, (iii) stock price measures, including without limitation, growth measures and total stockholder return, (iv) market share, (v) earnings per share (actual or targeted growth), (vi) earnings before interest, taxes, depreciation, and amortization, (vii) economic value added, (viii) cash flow measures, including without limitation, net cash flow, and net cash flow before financing activities, (ix) return measures, including without limitation, return on equity, return on average assets, return on capital, risk adjusted return on capital, return on investors’ capital and return on average equity, (x) operating measures, including without limitation, operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency, (xi) expense measures, including but not limited to, finding and development costs, overhead costs, and general and administrative expense, (xii) margins, (xiii) shareholder value, (xiv) total shareholder return, (xv) reserve addition, (xvi) proceeds from dispositions, (xvii) total market value, and (xviii) corporate value criteria or standards including, without limitation, ethics, environmental and safety compliance.

(b)	A Performance Goal need not be based upon an increase or a positive result under a particular business criterion, and may include, the maintaining of the status quo or limiting economic or financial losses measured by reference to specific business criteria. A Performance Goal must include business criteria, and a Performance Goal shall not be established or be considered to exist based on the mere continued employment of an Employee.

(c)	Performance Goals may be identical for all Participants, or may be different for one or more Participants, as determined by the Committee in its sole discretion.

(d)	In interpreting the provisions of the Plan and Stock Incentives granted under the Plan applicable to Qualified Performance Stock Incentives, it is intended that the Plan will conform with the standards and requirements of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2), and any successor provisions of the Code and Treasury Regulations as to Stock Incentives granted to those Employees whose compensation is, or likely to be, subject to Section 162(m) of the Code, and the Committee in establishing Performance Goals and interpreting the Plan and Stock Incentives shall be guided by such provisions, as it determines, in its sole discretion.

(e)	Prior to the payment or distribution of any compensation based upon the achievement of Performance Goals for a Qualified Performance Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The approved minutes of a Committee meeting or written memorandum of action of the Committee without a meeting in which the certification is made may be treated as a written certification. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Common Stock.

(f)	Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Stock Incentives that are granted pursuant to the Plan shall be determined by the Committee.

13.10	Plan Acceptance. By accepting any benefits under the Plan, each Participant, and each person claiming under or through a Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

13.11	Governing Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Oklahoma, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

13.12	No Secured Interest. A Participant shall have only a right to shares of Common Stock or cash or other amounts, if any, payable in settlement of a Stock Incentive under this Plan, unsecured by any assets of the Corporation or any other entity.

13.13	Gender and Singular References. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

13.14	Death of Participant. Unless otherwise specified in the Stock Incentive, if the person to whom the Stock Incentive is granted dies, then (1) an Option that is not yet exercisable shall become immediately exercisable in full, (2) any remaining restrictions with respect to the Stock Incentive shall expire, and (3) the Committee may alter or accelerate the settlement schedule, Performance Goals or other performance criteria, or payment or other terms of any Stock Incentive.

13.15	Beneficiary Designation. A Participant to whom a Stock Incentive is granted under this Plan may designate a Beneficiary in writing and in accordance with such requirements and procedures as the Committee may establish.

14.    Plan Amendment and Termination.

The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless approval of the amendment in question by the shareholders of the Company is required under Oklahoma law, the Code (including without limitation Code Section 422 and Proposed Treasury Regulation Section 1.422A-9(b)(iv) thereunder), any applicable exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations, in which case such amendment shall be effective only if and to the extent it is approved by the shareholders of the Company as so required. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without written consent of the Participant.

APPENDIX C

ONEOK, Inc.

EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.

The purpose of this Plan is to provide eligible employees the opportunity to purchase Common Stock at a discount on a basis that qualifies for the tax treatment prescribed by Section 423 of the Code.

2.    Definitions.

The following terms, when used in the Plan, shall have the following meanings:

(a)	Base Compensation means, with respect to any offering period: (i) in the case of an employee normally paid an hourly rate, the employee’s hourly rate at the inception of the offering period multiplied by 2,080, (ii) in the case of an employee normally paid at a weekly rate, the employee’s weekly rate at the inception of the offering period multiplied by 52, (iii) in the case of an employee normally paid at a bi-weekly rate, the employee’s bi-weekly rate at the inception of the offering period multiplied by 26, (iv) in the case of an employee normally paid at a monthly rate, the employee’s monthly rate at the inception of the offering period multiplied by 12; and (v) in the case of an employee normally paid at an annual rate, the employee’s annual rate at the inception of the offering period. Base compensation shall be determined by reference to the applicable rate before any deductions pursuant to a salary reduction agreement under any plan qualified under Section 401(k) of the Code or any cafeteria plan under Code Section 125 and shall exclude any bonuses, commissions, overtime pay, fringe benefits, stock options and other special compensation payable to an employee.

(b)	Board or Board of Directors means the Board of Directors of the Company, as constituted from time to time.

(c)	Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code or to a particular section of the Code shall include references to any related Treasury Regulations and rulings and to successor provisions.

(d)	Committee means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.

(e)	Common Stock means common stock, par value $0.01, of the Company.

(f)	Company means ONEOK, Inc., an Oklahoma corporation, its successors and assigns.

(g)	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

(h)	Fair Market Value on a particular date means the average of the high and low sale prices of the Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

(i)	General Counsel means the General Counsel of the Company serving from time to time.

(j)	Plan means the ONEOK, Inc. Employee Stock Purchase Plan set forth in these pages, as amended from time to time.

(k)	SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(l)	Section 16 Person means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(m)	Subsidiary means a subsidiary as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.

3.    Administration.

(a)	The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he or she shall be a Non-Employee Director, as defined in SEC Rule 16b-3.

(b)	Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:

(i)	define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

(ii)	make all other determinations necessary or advisable for the administration of the Plan, including but not limited to interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.

(iii)	approve any transaction involving a grant, award or other transaction from the Company to a Section 16 Person (other than a Discretionary Transaction, as defined in SEC Rule 16b-3), so as to exempt such transaction under SEC Rule 16b-3; provided, that any transaction under the Plan involving a Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the stockholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3.

(c)	The interpretation by the Committee of the terms and provisions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

(d)	Members of the Board and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

4.    Stock Subject to the Plan.

(a)	Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 3,800,000 .

(b)	If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable.

(c)	In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the price of the current offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.

(d)	Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan, or expected to be subject to options under this Plan in the then pending offering(s), to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time. No fractional shares of Common Stock shall be issued or sold under the Plan.

5.    Eligibility.

All employees of the Company and any Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) no employee shall be eligible to participate in the Plan if his or her customary employment is 20 hours or less per week or for not more than 5 months in any calendar year, unless the Committee determines otherwise on a uniform and non-discriminatory basis, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his or her employer corporation or any parent or Subsidiary corporation (within the meaning of Section 423(b)(3) of the Code). For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options (whether or not such options qualify for the special tax treatment afforded by Code Section 421(a)) shall be treated as stock owned by the employee; and (d) all participating employees shall have the same rights and privileges except as otherwise permitted by Section 423(b)(5) of the Code.

6.    Offerings; Participation.

The Company may make offerings of up to 27 months’ duration each, to eligible employees to purchase Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the duration and commencement date of any offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, a new offering shall commence on the first day of the Company’s first payroll period coinciding with or next following each January 1 after the effective date of this Plan and shall extend through and include the payroll period immediately preceding the payroll period in which the next offering commences. Subject to such rules, procedures and forms as the Committee may prescribe, an eligible employee may participate in an offering at such time(s) as the Committee may permit by authorizing a payroll deduction for such purpose of up to a maximum of ten percent of his or her Base Compensation or such lesser amount as the Committee may prescribe. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions from all sources in any offering exceed ten percent of his or her Base Compensation or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary. The Company’s obligation to sell and deliver Common Stock under this Plan shall be subject to the approval of any governmental authority whose approval the General Counsel determines is necessary or advisable to obtain in connection with the authorization, issuance or sale of such Common Stock.

7.    Payroll Deductions.

(a)	The Company will maintain payroll deduction accounts on its books for all participating employees. All employee contributions shall be credited to such accounts. Employee contributions credited to the payroll deduction accounts of participating employees need not be segregated from other corporate funds and may be used for any corporate purpose.

(b)	At such times as the Committee may permit and subject to such rules, procedures and forms as the Committee may prescribe, an employee may increase, decrease or suspend his or her payroll deduction during an offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an offering. However, an employee may at any time waive in writing the right or privilege to decrease or suspend his or her payroll deductions or withdraw from participation in a particular offering for a period of at least six months. Any such waiver shall be irrevocable with respect to the period ending six months after the employee files a superseding written revocation of such waiver with the Company.

(c)	No employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Section 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year. The foregoing sentence shall not apply if and to the extent the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(d)	Any balance remaining in any employee’s payroll deduction account at the end of an offering period will be carried forward into the employee’s payroll deduction account for the following offering period. In no event will the balance carried forward be equal to or greater than the purchase price of one share of Common Stock as determined under Section 8(c) below. Any excess shall be refunded to the participant. Upon termination of the Plan, all amounts in the accounts of participating employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.

(e)	In the event of the termination of a participating employee’s employment for any reason, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary under the Company’s basic group life insurance program.

8.    Purchase; Limitations.

(a)	Within the limitations of Section 8(d) below, each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions) at the end of the offering can purchase.

(b)	As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more full shares of Common Stock at the price determined under Section 8(c) below, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the price determined under Section 8(c) below that his or her payroll deduction account will permit; such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s registrar will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, the Committee may but need not permit fractional shares to be purchased under the Plan.

(c)	Unless the Committee determines before the effective date of an offering that a higher price that complies with Section 423 of the Code shall apply, the purchase price of the shares of Common Stock which are to be sold under the offering shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.

(d)	In addition to any other limitations set forth in the Plan, (i) no employee may purchase in any offering period more than the number of shares of Common Stock determined by dividing the employee’s annual Base Compensation as of the first day of the offering period, or $25,000, whichever is less, by the Fair Market Value of a share of Common Stock at such day, and (ii) no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its parent and subsidiary corporations that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an offering period in accordance with Section 423(b)(5) of the Code.

9.    No Transfer.

(a)	No option, right or benefit under the Plan (including any derivative security within the meaning of paragraph (a)(2) of SEC Rule 16b-3) may be transferred by a participating employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee.

(b)	Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the participating employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have book entry accounts maintained and certificates registered in the employee’s name as tenant in common with a member of the employee’s family, without right of survivorship.

10.    Effective Date and Duration of Plan.

The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter at a duly held stockholders’ meeting. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.

11.    Amendment and Termination of the Plan.

The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Oklahoma law, the Code (including without limitation Code Section 423 and Treasury Regulation Section 1.423-2(c)(4) thereunder), any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan provisions that determine the amount, price and timing of option grants to Section 16 Persons may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, unless the General Counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Exchange Act for which the Company intends Section 16 Persons to qualify. The Plan may also be terminated at any time by the Board of Directors.

12.    General Provisions.

(a)	Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

(b)	No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

(c)	All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any participant.

(d)	The Plan shall be governed by and construed under the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws of that State.

(e)	The Plan and each offering under the Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Transactions under the Plan by or with respect to Section 16 Persons are also intended to qualify for exemption under SEC Rule 16b-3, unless the Committee specifically determines otherwise. Every provision of the Plan shall be administered, interpreted and construed to carry out those intentions, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

100 West Fifth Street

Post Office Box 871

Tulsa, Oklahoma 74102-0871

www.oneok.com

ONEOK, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David L. Kyle and John R. Barker, or either of them, with the power of substitution in each, proxies to vote all stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held May 19, 2005, and at any and all adjournments thereof, upon the matter of the elections of directors, the proposals referred to in Items 2, 3, and 4 of this Proxy, and any other business that may properly come before the meeting.

Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED TO

ELECT THE DIRECTORS AS PROPOSED AND FOR THE PROPOSALS REFERRED TO IN ITEMS 2, 3, AND 4 OF THIS PROXY. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before this Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

NOTE: Please sign this proxy exactly as your name appears, including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

PLEASE NOTE ADDRESS CHANGES HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the Internet or telephone, DO NOT return your proxy card.

VOTE BY

INTERNET*** TELEPHONE *** MAIL

24 hours a day — 7 days a week

Your vote is important. Please vote immediately.

Vote-by-Telephone Vote-by-Internet

OR Call toll-free 1-800-758-6973

Log on to the Internet and go to

http://www.eproxyvote.com/oke

You should have your proxy card in hand when voting, either by Internet or by telephone.

Vote-by-Mail

Mark, sign and date the proxy card on the reverse side.

Detach the proxy card and return it in the postage-paid envelope.

[OKECM - ONEOK, INC.] [FILE NAME: OKECM2.ELX] [VERSION -(3)] [03/11/05 (02/25/05)]

OKECM2

OKECM

X PLEASE MARK VOTES

AS IN THIS EXAMPLE

1. Election of four directors in Class B and one director in Class C.

ONEOK, Inc.

Class B Nominees: Class C Nominee:

(01) James C. Day

(02) David L. Kyle

(03) Bert H. Mackie

(04) Mollie B. Williford

(05) Eduardo A. Rodriguez

FOR

ALL

NOMINEES

WITHHELD

FROM ALL

NOMINEES

For all nominees except as noted above

RECORD DATE SHARES:

For Against Abstain

2. To approve the ONEOK, Inc. Equity

Compensation Plan.

3. To approve an amendment to the ONEOK,

Inc. Employee Stock Purchase Plan.

4. To ratify the selection of KPMG LLP as

independent auditor of the Corporation for

the 2005 fiscal year.

Please be sure to sign and date this Proxy. Date NOTE: Please sign this proxy exactly as your name appears including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

Shareholder signature Co-owner signature

DETACH CARD DETACH CARD

[OKECM - ONEOK, INC.] [FILE NAME: OKECM1.ELX] [VERSION - (3)] [03/11/05 (02/25/05)]

OKECM1

ONEOK, INC.

ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2005

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Confidential Voting Instructions to Bank of Oklahoma, N.A. as Trustee of the

Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.

I hereby direct that the voting right pertaining to shares of ONEOK, Inc. held by Bank of Oklahoma, N.A., as Trustee and attributable to my account in the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries shall be exercised at the ONEOK, Inc. annual meeting of shareholders on May 19, 2005, or at any adjournment of such meeting, in accordance with the instructions on the reverse side, to vote upon

Proposals 1, 2, 3, and 4 and on any other business that may properly come before the meeting.

Shares will be voted as instructed. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED TO

ELECT THE DIRECTORS AS PROPOSED AND FOR THE PROPOSALS REFERRED TO IN ITEMS 2, 3, AND 4 OF THIS PROXY. IF YOU

DO NOT RETURN YOUR VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE

VOTES SHARES IN OTHER THRIFT PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES RECEIVE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

NOTE: Please sign this instruction exactly as your name appears.

PLEASE NOTE ADDRESS CHANGES HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the Internet or telephone, DO NOT return your proxy card.

VOTE BY

INTERNET *** TELEPHONE *** MAIL

24 hours a day — 7 days a week

Your vote is important. Please vote immediately.

Vote-by-Telephone Vote-by-Internet

OR Call toll-free 1-800-758-6973 Log on to the Internet and go to

http://www.eproxyvote.com/oke4k

You should have your instruction card in hand when voting, either by Internet or by telephone.

Vote-by-Mail

Mark, sign and date the instruction card on the reverse side.

Detach the instruction card and return it in the postage-paid envelope.

[OKE4K - ONEOK, INC. 401k Plan] [FILE NAME: OKE4K2.ELX] [VERSION - (3)] [03/11/05 (02/25/05)]

OKE4K2

OKE4K

X PLEASE MARK VOTES

AS IN THIS EXAMPLE

1. Election of four directors in Class B and one director in Class C. ONEOK, Inc.

Class B Nominees: Class C Nominee:

(01) James C. Day

(02) David L. Kyle

(03) Bert H. Mackie

(04) Mollie B. Williford

(05) Eduardo A. Rodriguez

FOR

ALL

NOMINEES

WITHHELD

FROM ALL

NOMINEES

For all nominees except as noted above

RECORD DATE SHARES:

For Against Abstain

2. To approve the ONEOK, Inc. Equity Compensation Plan.

3. To approve an amendment to the ONEOK,

Inc. Employee Stock Purchase Plan.

4. To ratify the selection of KPMG LLP as

independent auditor of the Corporation for

the 2005 fiscal year.

Please be sure to sign and date this Instruction. NOTE: Please sign this instruction exactly as your name appears. Date

Shareholder signature

DETACH CARD DETACH CARD

ONEOK, Inc.

Dear Thrift Plan Participant:

Enclosed you will find information concerning the annual shareholders meeting of ONEOK, Inc. to be held May 19, 2005. You have the right to instruct Bank of Oklahoma, N.A., as trustee of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, how to vote the shares of common stock allocated to your Thrift Plan account.

Your instruction is important and must be received by the vote tabulator, by 5 p.m. Central Daylight Time, May 16, 2005, to be effective. If the vote tabulator does not receive your instruction, Bank of Oklahoma, N.A., will vote the shares allocated to your Thrift Plan account in the same proportion as Bank of Oklahoma, N.A., votes shares in other

Thrift Plan accounts for which Bank of Oklahoma, N.A., does receive voting instructions.

Your instruction to Bank of Oklahoma, N.A., is completely confidential. ONEOK, Inc., will not have access to any information concerning any participant’s voting instruction.

[OKE4K - ONEOK, INC. 401k Plan] [FILE NAME: OKE4K1.ELX] [VERSION -(3)] [03/11/05 (02/25/05)]

OKE4K1